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                                                                  Execution Copy

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                                CREDIT AGREEMENT

                            dated as of July 24, 1997

                                      among

                            AMERICAN TRANS AIR, INC.

                                  AMTRAN, INC.

                             THE BANKS PARTY THERETO

                                       and

                            NBD BANK, N.A., as Agent

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                                CREDIT AGREEMENT

            This Credit Agreement is entered into as of July 24, 1997 among AMERICAN TRANS AIR, INC., an Indiana corporation ("Borrower"), AMTRAN, INC., an Indiana corporation ("Amtran"), each of the lenders listed on the signature pages hereof or otherwise becoming a party hereto from time to time (collectively the "Banks" and individually as a "Bank"), NBD BANK, N.A. ("NBD"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS

            A. The Borrower, Amtran, the Banks and other lenders and co-agent party thereto and NBD Bank, N.A., as agent, entered into a Second Amended and Restated Credit Agreement dated as of December 7, 1994 (as amended, the "Prior Credit Agreement"), which Prior Credit Agreement amended and restated previous credit agreements.

            B. The parties desire to amend and restate the Prior Credit Agreement as herein provided, and the parties are willing to so amend and restate the Prior Credit Agreement in its entirety as herein provided.

                                    AGREEMENT

            In consideration of the premises and of the mutual agreements herein contained, the Prior Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement:

                  "Adjustment Date" shall mean the first day of each February and October, commencing October 1, 1997.

                  "Adjusted Net Profit" shall mean, for any period, the consolidated net income (after taxes), but excluding any gains or losses (net of related tax benefits) from any sale of assets in excess of $250,000 for any single transaction and $1,000,000 in the aggregate for multiple transactions or any other extraordinary gain (or loss) items and their related tax benefits, of Amtran and its Affiliates for such period, on a consolidated basis, determined in accordance with GAAP.

                  "Advance" means a loan by the Banks to Borrower pursuant to this Agreement.

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                  "Affiliate" means, (i) with respect to any Person, any other
Person directly or indirectly controlling, controlled by, or under direct or indirect common control of such Person and (ii) which other Person in accordance with generally accepted accounting principles is to be included in the consolidated financial statements of Amtran. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything in this definition to the contrary, neither
J. George Mikelsons nor any member of the board of directors of any Person that is a corporation shall be deemed a Person as used in this Agreement.

                  "Aviation Property" shall mean:

                        (i) each of the Lockheed Model L-1011 aircraft identified on Schedule 1 attached to this Agreement (the "L-1011 Aircraft"), together with all appliances, parts, instruments, appurtenances, accessories and equipment (including, without limitation, communications and radar equipment) owned by Borrower now or hereafter incorporated or installed in or attached to any of the L-1011 Aircraft, and all substitutions, replacements and renewals of any and all thereof owned by Borrower and all other property owned by Borrower which shall hereafter become physically incorporated or installed in or attached to any of the L-1011 Aircraft, whether any of the foregoing is now owned by Borrower or hereafter acquired by it;

                        (ii) each of the aircraft engines identified on Schedule 2 attached to this Agreement (the "L-1011 Engines") and any aircraft engine described in any supplemental security agreement which shall be hereafter delivered to the Banks pursuant to the provisions of the Security Agreement covering any of the Aviation Property, together with all appliances, parts, instruments, appurtenances, accessories and equipment owned by Borrower now or hereafter incorporated, installed in or attached to any of such engines or L-1011 Engines, and all substitutions, replacements and renewals of any and all thereof owned by Borrower and all other property owned by Borrower which shall hereafter become physically incorporated or installed in or attached to any of such engines or L-1011 Engines, whether any of the foregoing is now owned by Borrower or hereafter acquired by it;

                        (iii) all proceeds of any of and all the properties described in (i) and (ii) above, including, without limitation, all warranty and tort claims and all insurance proceeds (and Borrower's right to receive any such proceeds) from any loss or damage to any of such properties and all other assets subject to or otherwise described as collateral in the Security Agreements at any time, provided, however that notwithstanding anything contained in (i) and (ii) above, Aviation Property shall not include any appliances, parts, instruments, appurtenances, accessories, and equipment (including without limitation, communication and radar equipment) removed from Aviation Property and for which a comparable substitution, replacement or renewal has been made.

Notwithstanding the foregoing, L-1011 Aircraft and L-1011 Engines shall also include any Lockheed Model L-1011 aircraft and the related engines, respectively, acquired by the Borrower after the Closing Date, provided that (A) appraisals for such aircraft and engines acceptable to the Agent are received by the Agent, (B) such aircraft and engines and related assets become subject to the Security Agreement and the Borrower delivers all agreements, opinions and documents requested by the Agent in connection therewith, all in form and substance satisfactory to the Agent, and (C) such aircraft and engines are otherwise acceptable to the Agent.

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                  "Avmark" shall mean Avmark, Inc., or its successors as may be acceptable to the Agent.

                  "Banking Day" means a day on which banks are open for substantially all of their banking functions in Indiana other than Saturdays, Sundays or legal holidays.

                  "Borrowing Base" means, as of any date as of which the amount thereof is to be determined, an amount equal to 75% of the value (as determined pursuant to Section 2.01(c)) of the L-1011 Aircraft and the L-1011 Engines constituting Aviation Property subject to the Security Agreement.

                  "Capital Expenditures" means, for any period, the aggregate of all expenditures for plant, property and equipment and other capital expenditures as determined under GAAP made by Amtran or any of its Affiliates, as applied on an accrual basis, for such period.

                  "Capital Lease" means any lease which, in accordance with GAAP, is or should be capitalized.

                  "Capital Lease Payments" means, for any period, the aggregate payments due during such period on any Capital Lease of Amtran or any of its Affiliates.

                  "Cash Equivalents" means, for any period, with respect to the covenant contained in Section 6.11 hereof, the sum, as of the last day of such period, of (i) the amount of cash in a deposit account at any Bank and certificates of deposit of any Bank owned by Borrower and/or Amtran, provided that each such certificate of deposit has a maturity date not later than one (1) year by Borrower and/or Amtran, and provided, further, that any such cash or certificate of deposit is not subject to any Lien (except any Lien in favor of the Banks) or other restriction, such as any cash held in escrow to secure any air traffic liability, plus (ii) the fair market value of securities owned by Borrower and/or Amtran with maturities of one (1) year or less from the date of acquisition and which are issued or fully guaranteed or insured by the United States Government or any agency thereof, plus (iii) commercial paper of any United States issuer rated at least investment grade by Standard & Poor's Corporation and Moody's Investors Services, Inc. (i.e., rated at least BBB- by Standard & Poor's Corporation or at least Baa3 by Moody's Investors Service, Inc.) and in each case maturing within six (6) months after the date of acquisition, plus (iv) repurchase agreements reasonably acceptable to the Agent and with a term of less than thirty (30) days, plus (v) the net cash surrender value of any life insurance policies for which the Borrower is sole beneficiary after deduction for any loans owing by the Borrower and/or Amtran or any other party, prepaid premiums or other amounts with respect thereto, minus all Letter of Credit Advances including without limitation those which are cash collateralized pursuant to Section 3.04 hereof.

                  "Cash Flow" means, as of any date as of which the amount thereof is to be determined, the difference of (i) the sum of: (A) Adjusted Net Profit for the twelve month period immediately preceding such date of determination; (B) Non-Cash Expenses for the twelve month period immediately preceding such date of determination; (C) Interest Expense for the twelve month period immediately preceding such date of determination; (D) Projected Lease Payments as of such date of determination; and (E) the amount of income taxes paid by Amtran and its Affiliates for the twelve month period immediately preceding such date of determination; and (ii) Dividends paid or payable for the twelve month period immediately preceding such date of determination. In calculating Cash Flow hereunder, any lease and/or rental obligations constituting either deposits or reserves on aircraft engines and/or aircraft frames which would be viewed as Projected Lease Payments shall not be included.

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                  "Cash Flow Coverage Ratio" means the ratio of Cash Flow to the sum of (a) Interest Expense plus (b) Projected Lease Payments.

                  "Closing Date" means the date of execution of this Agreement by all parties hereto, which shall be the effective date of this Agreement.

                  "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Advances and to participate in Letter of Credit Advances made through the Agent, in amounts not exceeding an aggregate principal amount outstanding at any time equal to the respective commitment amounts for each such Bank set forth next to the name of each such Bank on the signature pages hereof or otherwise established pursuant to an Assignment and Acceptance under Section 10.03, as such amounts may be reduced and/or otherwise adjusted from time to time pursuant hereto. As of the Closing Date, the aggregate Commitments equal $50,000,000.

                  "Consolidated" or "consolidated" shall mean, when used with reference to any financial term of this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

                  "Default" means an event which with notice or lapse of time or both, would become an Event of Default.

                  "Disposition" shall mean the sale or other transfer to any Person by Borrower of any of the Aviation Property.

                  "Dividends" of any Person shall mean any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or other distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any of its capital stock. As used in this Agreement, capital stock shall include all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities or any other form or ownership interest.

                  "Dollars" and "$" means the lawful money of the United States of America.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and all the rules and regulations promulgated pursuant thereto, as amended from time to time.

                  "Eurodollar Business Day" means, with respect to any Eurodollar Rate Advance, a day which is both a Banking Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Eurodollar Interest Period" means, with respect to any Eurodollar Rate Advance, the period commencing on the day such Eurodollar Rate Advance is made or converted to a Eurodollar Rate Advance and ending on the date one, two, three or six months thereafter, as the Borrower may elect under
Section 2.02(b) or 2.13, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, as the Borrower may elect under
Section 2.02 provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month

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(or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate Advance and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                  (a) the Margin, plus

                  (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Advance to be made by the Administrative Agent in its capacity as a Bank hereunder are offered to the Administrative Agent by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                  "Eurodollar Rate Advance" means any Advance which bears interest at the Eurodollar Rate.

                  "Event of Default" means any event set forth in Sections 8.01 to 8.10, inclusive, hereof.

                  "Federal Funds Rate" means, for any day, the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its discretion from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowings from other banks;

                  "Funded Indebtedness" of any person shall mean, as of any date, the sum of all Indebtedness of such person for borrowed money which by its terms has a final maturity, duration or payment date more than one year from such date (including any such Indebtedness having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of a revolving credit or similar agreement or otherwise, may be renewed or extended for more than one year from such date, whether or not theretofore renewed or extended), provided, however, that Funded

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Indebtedness shall not include (i) Indebtedness of such person which is subordinated to the Obligations pursuant to a Subordination Agreement satisfactory in form and substance to the Agent, or (ii) any payment in respect of Funded Indebtedness (whether installments, serial maturity or sinking fund payments or otherwise) due within one year from such date.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 5.13.

                  "Guarantors" shall mean, collectively Amtran and each present and future subsidiary of Amtran or the Borrower, other than Amber Holdings, Inc., or any other person executing a Guaranty at any time.

                  "Guaranty" shall mean any guaranty of any of the Obligations executed by Amtran and its Affiliates, or any of them, at any time, as amended or modified from time to time.

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in or for the purpose of the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirement of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste or material, as now or at any time hereafter may be in effect.

                  "Hedging Agreement" means any agreement, or arrangement entered into by the Borrower and any Bank providing for payments protecting the Borrower against fluctuations of interest rates, including interest rate swaps, interest rates caps or similar agreements.

                  "Indebtedness" of any Person means: (i) all obligations of such Person (including without limitation all fees, costs or unpaid accrued interest) for or with respect to borrowed money or for the deferred purchase price of property or services (other than accounts payable in the ordinary course of business); (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person and all obligations created or arising under such agreement even though the rights and remedies of the seller or lender thereunder are limited to repossession or sale of such property in the event of default; (iii) all obligations of such Person under Capital Leases; (iv) all guarantees and other obligations (contingent or otherwise) of such Person to assure a creditor against loss (including, without limitation, letters of responsibility or comfort letters, arrangements to purchase or repurchase property or obligations, pay for property, goods or services whether or not delivered or rendered, maintain working capital, equity capital or other financial statement condition of, or lend or contribute to or invest in, any such Person) in respect of obligations of any other Person; (v) all endorsements of such Person (other than in the case of instruments, for deposit or collection in the ordinary course of business); (vi) all obligations of such Person for extensions of credit to or on behalf of such Person, whether or not representing obligations for borrowed money, including, without limitation, all reimbursement obligations of such Person in respect of letters of credit, or similar obligations and all obligations pursuant to any interest rate or currency swaps, rate caps or similar transactions; (vii) all accrued, non-contingent liabilities of such Person in respect of unfunded vested liabilities under any Plan of such Person or of any member of a controlled group of which such Person is a member; and (viii) all obligations or indebtedness described in clauses (i) through
(vii) secured by a Lien on any property owned by such Person, whether or not such Person has assumed or become liable for the payment thereof.

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                  "Independent Public Accountant" means Ernst & Young or other public accounting firm of national reputation selected by Borrower and acceptable to the Required Banks.

                  "Interest Expense" shall mean, for any period, the aggregate gross interest expense paid or payable by Amtran and its Affiliates for such period.

                  "Interest Payment Date" means (a) with respect to any Eurodollar Rate Advance, the last day of each Eurodollar Rate Interest Period with respect to such Eurodollar Rate Advance and, in the case of any Eurodollar Interest Period exceeding three months, those days that occur during such Eurodollar Interest Period at intervals of three months after the first day of such Eurodollar Interest Period, and (b) in all other cases, the first Banking Day of each month occurring after the date hereof, commencing with the first such Banking Day occurring after the date of this Agreement.

                  "Investment" means: (i) any loan, advance, guarantee, extension of credit (other than in the ordinary course of business to trade customers) or contribution of capital by Amtran or any of its Affiliates to any Person or the purchase of any Person's notes, stock, bonds or other securities,
(ii) advances by Amtran or any of its Affiliates to employees of a Person other than in the ordinary course of business for the purpose of defraying travel, relocation or business expenses and (iii) any contribution of capital or property or services contributed or committed to be contributed by Amtran or any of its Affiliates in connection with the purchase of debt or equity or other ownership interests of any Person.

                  "Letter of Credit" shall mean a standby letter of credit having a stated expiry date not later than the earlier of (i) one year after the date of issuance thereof, and (ii) the Termination Date, issued by the Agent on behalf of the Banks for the account of Borrower under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by Borrower to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto. For purposes of this Agreement, the aggregate outstanding principal amount of any unexpired or outstanding Letter of Credit or Letter of Credit Advance shall be deemed the face amount of such Letter of Credit.

                  "Letter of Credit Advance" shall mean any issuance of a Letter of Credit hereunder by the Agent in which each Bank shall acquire a pro rata risk participation pursuant to Section 2.11.

                  "Letter of Credit Documents" shall have the meaning ascribed thereto in Section 2.12.

                  "Leverage Ratio" means, as of any date as of which the amount thereof is to be determined, the ratio of Total Adjusted Liabilities to Tangible Net Worth.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement as debtor on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement.

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                  "Loan Documents" means, collectively, this Agreement,the
Notes, the Security Agreement, the Guaranty, the Letter of Credit Documents, Hedging Agreements and any other documents evidencing, guaranteeing or securing the Obligations.

                  "Margin" shall mean the applicable percentage per annum, based on the Cash Flow Coverage Ratio and Leverage Ratio of the Borrower, as determined by reference to the following table:

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                                     Margin

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                                                   Letter of        Non-Use
                                                  Credit Fee      Fee Payable
      Financial      Prime Rate   Eurodollar     Payable Under       Under
        Ratios        Advances   Rate Advances  Section 2.06(c)  Section 2.06(b)
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If the (a) Cash Flow     0.0%        1.50%          1.125%           0.25%
Coverage Ratio is
greater than or equal
to 2.05 to 1.00 and (b)
Leverage Ratio is less
than 4.0 to 1.0

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If the (a) Cash Flow     0.0%         1.75%         1.25%            0.30%
Coverage Ratio is less
than 2.05 to 1.00 and
greater than or equal
to 1.80 to 1.00 and (b)
Leverage Ratio is less
than 4.0 to 1.0

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If the (a) Cash Flow     0.0%         2.00%         1.375%           0.35%
Coverage Ratio is less
than 1.80 to 1.00 and
greater than or equal
to 1.65 to 1.00 and (b)
Leverage Ratio is less
than 4.0 to 1.0

--------------------------------------------------------------------------------
If the Leverage Ratio    0.25%        2.25%         1.50%            0.40%
is equal to or greater
than 4.0 to 1.0 but
less than or equal to
4.5 to 1.0

--------------------------------------------------------------------------------
If the Leverage Ratio    0.375%       2.375%        1.625%           0.45%
is greater than 4.5 to
1.0 but less than 5.0
to 1.0

--------------------------------------------------------------------------------
If the Leverage Ratio    0.50%        2.50%         1.75%            0.50%
is equal to or greater
than 5.0 to 1.0
--------------------------------------------------------------------------------

            For purposes of determining the Margin, the Cash Flow Coverage Ratio and Leverage Ratio shall be determined on the last day of each fiscal quarter, for the fiscal quarter then ending, and the Margin shall be adjusted on the first day of the second fiscal quarter following each such fiscal quarter based on the Cash Flow Coverage Ratio and Leverage Ratio for such fiscal quarter, which Margin shall

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remain in effect until the first day of the following fiscal quarter.
Notwithstanding the above, upon and during the continuance of any Event of Default the Margin for each category shall be based upon the highest margin possible in each category, regardless of the Cash Flow Coverage Ratio or Leverage Ratio, upon and during the continuance of any Event of Default.

                  "Margin Stock" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Net Profit" shall mean, for any period, the consolidated net income (after taxes) of Amtran and its Affiliates for such period, on a consolidated basis, determined in accordance with GAAP.

                  "Net Worth" means consolidated total assets of Amtran and its Affiliates less the consolidated total liabilities and reserves of Amtran and its Affiliates, computed on a consolidated basis in accordance with GAAP.

                  "Non-Cash Expenses" shall mean, for any period, the sum of the amount of depreciation and amortization expense during such period of Amtran and its Affiliates, on a consolidated basis, to the extent deducted from Adjusted Net Profit, all as determined in accordance with GAAP.

                  "Note" means any note executed by Borrower in the form of Exhibit A hereto, as amended, supplemented or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor and "Notes" shall mean all of such notes.

                  "Obligations" means all present and future obligations, indebtedness and liabilities of Borrower or Amtran under the Loan Documents.

                  "Operating Lease Payments" shall mean, for any period, the aggregate payments due during such period on all operating leases of Amtran or any of its Affiliates which individually originally have (or had) aggregate payments paid or payable, from the original commencement of such lease until its expiry, in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

                  "Overdue Rate" means (a) in respect of principal of Prime Rate Advances a rate per annum that is equal to the sum of two percent (2%) per annum plus the Prime Rate plus the Margin (b) in respect of principal of Eurodollar Rate Advances, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Eurodollar Interest Period for such Eurodollar Rate Advance and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Prime Rate plus the Margin, and (c) in respect of all other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Prime Rate plus the Margin.

                  "PBGC" means the Pension Benefit Guaranty Corporation created under Section 4002(a) of ERISA or any successor thereto.

                  "Permitted Liens" means:

                        (i) Liens for taxes not yet due or which are being
            actively contested in good faith by appropriate proceedings (in a manner sufficient to prevent enforcement

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            of the matter under contest) and as to which adequate reserves have been set aside in amounts determined in accordance with GAAP;

                        (ii) Other Liens incidental to the conduct of the
            business of Amtran and its Affiliates or the ownership of their respective properties and assets which were not incurred in connection with the incurring of Indebtedness, and which do not detract from the value of such property or assets or impair the use thereof in the operation of Amtran's and its Affiliates' business including, without limitation, Liens imposed by mechanics, laborers or materialmen but only to the extent that such Liens are being contested in good faith by the Borrower and the resolution thereof is being diligently pursued by Borrower;

                        (iii) Liens on property or assets of an Affiliate to
            secure obligations of such Affiliate to Borrower or another
            Affiliate;

                        (iv) Liens existing on the Closing Date and approved in
            writing by the Banks but no extension, modification or renewal of any such Lien shall be permitted;

                        (v) Liens created pursuant to the Security Agreement and
            Liens expressly permitted by the Security Agreement;

                        (vi) Purchase money mortgages for equipment, inventory,
            spare parts and appliances used in the Borrower's ordinary course of business provided that any such purchase will not result in a violation of Section 7.01 of this Agreement;

                        (vii) Liens to Rolls Royce plc pursuant to a Security
            Agreement dated as of May 20, 1993, as amended and restated as of November 1, 1994, on certain spare parts and certain RB211 engines bearing the following manufacturer serial numbers: 10388, 10426, 10502, 10519 and 10528;

                        (viii) Liens to First of America Bank-Indiana pursuant
            to a Security Agreement dated May 31, 1989 as amended on September 30, 1991; and

                        (ix) Notwithstanding anything contained herein to the
            contrary, Liens on Borrower's accounts, general intangibles or inventory shall not be Permitted Liens except as set forth in clauses (i) and (ii) above and Liens on any of the Aviation Property shall not be Permitted Liens.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

                  "Plan" means any defined benefit plan maintained or contributed to by Amtran or any of its Affiliates or by any trade or business (whether or not incorporated) under common control with Amtran or any of its Affiliates as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

                  "Prime Rate" means the per annum rate that is equal to the greater of (i) the per annum rate of interest announced from time to time by NBD as its "prime rate", which rate may not

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necessarily be the lowest rate charged by NBD to any of its customers, or (ii)
the Federal Funds Rate plus one-half percent (1/2%) per annum. The Prime Rate shall change simultaneously with any change in such "prime rate" or such Federal Funds Rate, if applicable.

                  "Prime Rate Advance" means a loan made by the Banks to Borrower under Section 2.01 and bearing interest at a rate equal to the Prime Rate plus the Margin.

                  "Projected Lease Payments" means, as of any date as of which the amount thereof is to be determined, the aggregate amount of all payments to be paid in the future by the Borrower, Amtran or any of their Subsidiaries under any operating or capital lease; provided, however, that such payments under any such capital or operating lease shall only be included in this definition of Projected Lease Payments only for the period of time commencing on such date of determination of Projected Lease Payments and ending twelve months after such date, and all such payments under any such capital or operating lease after such one year period shall not be included in this definition of Projected Lease Payments.

                  "Reportable Events" shall be as defined in ERISA.

                  "Required Banks" shall mean at any time while no Revolving Credit Loans are outstanding, any combination of Banks having more than 60% of the aggregate amount of the Commitments, and, at any time while Revolving Credit Loans are outstanding, any combination of Banks holding more than 60% of the outstanding aggregate principal amount of Revolving Credit Loans and Letter of Credit Advances.

                  "Revolving Credit Loans" means the borrowing under Section
2.01 of this Agreement, which are on a revolving basis under the terms of this Agreement.

                  "Security Agreement" means, collectively, the Security Agreement and Chattel Mortgage dated the Closing Date and all other present and future security agreements and other related documents, each in form and substance acceptable to the Agent, pursuant to which the Banks are granted the security interests described in Section 3.01, and any other present or future collateral securing the Obligations, as the same are now or hereafter renewed, extended, amended, modified, supplemented or restated.

                  "Senior Unsecured Debt Documents" means the Senior Unsecured Indenture, the Senior Unsecured Notes and all of their agreements, documents and instruments executed in connection therewith, as amended from time to time in compliance with the terms of this Agreement.

                  "Senior Unsecured Indenture" means the Indenture dated the Closing between the Borrower and __________, as trustee, as amended from time to time in compliance with the terms of this Agreement.

                  "Senior Unsecured Notes" shall mean the ___% Senior Notes due _________, 2004 in the aggregate principal amount of $100,000,000, as amended from time to time in compliance with the terms of this Agreement.

                  "Tangible Net Worth" means Net Worth, less:

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                        (i) goodwill (including the unallocated excess purchase
            cost of assets acquired in a transaction accounted for as a purchase over the aggregate fair market value thereof on the date of acquisition), patents, trademarks, trade names, copyrights, franchises, deferred charges, (including unamortized debt discount and expense, deferred research and development expenses and organizational costs), treasury stock and all other items that would be treated as intangible assets under GAAP, except that in excluding intangible assets, the excluded assets shall not include deferred pre-operating costs of Borrower which do not exceed One Million and 00/100 Dollars ($1,000,000.00) in the aggregate;

                        (ii) any Investments of Amtran or any of its Affiliates
            or any extensions of credit to stockholders, officers, directors, or employees of Amtran or any of its Affiliates greater than Ten Thousand and 00/100 Dollars ($10,000.00) to any one individual or greater than one Hundred Thousand and 00/100 ($100,000.00) in the aggregate; and

                        (iii) any write-up of assets of Amtran or any of its
            Affiliates after the Closing Date other than a write-up of assets of an Affiliate of Amtran in connection with the acquisition of such Affiliate and in accordance with GAAP.

                  "Termination Date" means:

                        (a)   the earlier to occur of

                              (i) April 1, 2001, or such extended date as may be established in accordance with Section 2.18, or

                              (ii)  the date on which the Commitments are
                                    terminated, the Revolving Credit Loans
                                    accelerated or both pursuant to Article
                                    VIII.

                  "Total Adjusted Liabilities" shall mean, without duplication,
(A) the sum of (i) Funded Indebtedness of Amtran and its Affiliates, (ii) any payment in respect of Funded Indebtedness of Amtran and its Affiliates due within one year from any date of determination, (iii) the total accrued Interest Expenses, and (iv) three and one-half (3 1/2) times Amtran's and its Affiliates' projected capital and operating lease rental expenses for the immediately succeeding twelve month period less (B) the total amount of all Cash Equivalents.

            1.02 Rules of Construction. All accounting terms used herein and not expressly defined in this Agreement shall (unless otherwise expressly indicated) have the respective meanings given to them in accordance with GAAP. All financial computations made under this Agreement for the purpose of determining compliance with the financial requirements of this Agreement shall be made, and all financial information required under this agreement shall be prepared, in accordance with GAAP, as in effect on the Closing Date, consistently applied. All computations made under this Agreement for the purpose of determining compliance with the financial covenants herein shall be made on a consolidated basis. All defined terms used herein shall include both the singular and the plural forms thereof and shall be construed accordingly.

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

                                   ARTICLE II.
                                   THE CREDIT

            2.01 Revolving Credit Loans.

                  (a) Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make available to the Borrower, for the purposes set forth in Section 6.01, Revolving Credit Loans and to participate in Letter of Credit Advances to the Borrower which in an aggregate amount do not exceed the Commitment of each Bank, provided, however, that the sum of the aggregate amount of the Revolving Credit Loans and the maximum amount available to be drawn on all outstanding Letters of Credit shall not exceed the lesser of the Borrowing Base (as the Borrowing Base is reduced pursuant to Section 2.05 or otherwise) or the Commitments; provided, however, that the aggregate amount of Letter of Credit Advances (including, without limitation, the Letter of Credit Advances cash collateralized pursuant to Section 3.04 hereof) outstanding at any time shall not exceed Twenty-Five Million and 00/100 Dollars ($25,000,000). Notwithstanding anything herein to the contrary, the Borrower may not obtain any Advance or Letter of Credit Advance on the last day of any calendar quarter.

                  (b) Advances made pursuant to this Section 2.01 shall constitute revolving credit, subject to the provisions of Section 2.10 hereof, and prior to the Termination Date Borrower may borrow, repay and reborrow Revolving Credit Loans.

                  (c) For the purpose of this Agreement, the value of Aviation Property shall be based on the Appraisal Report of Aviation Property by Avmark dated November 15, 1994. Such value shall be adjusted on a semi-annual basis on each Adjustment Date based on Avmark's most recently published values of L-1011-50 aircraft by the same percentage change in the base values of such L-1011-50 aircraft which have occurred since the Avmark publication of November 15, 1994 through January, 1997. Within 120 days after the Closing Date, the Agent will be having an appraisal of the Aviation Property by an independent third party appraiser acceptable to the Required Banks and at the expense of the Borrower, and the value of the Aviation Property shall be adjusted as determined by the Agent based on the results of such appraisals. Upon the acquisition of any aircraft or engines by the Borrower which are to be subject to the Security Agreement and part of the Aviation Property, the Agent may require an appraisal of such new Aviation Property by an independent third party appraiser acceptable to the Required Banks and at the expense of the Borrower, and the value of such new Aviation Property for the Borrowing Base shall be based on the results of such appraisals. Additionally, if required by the Required Banks, 90 days after each Adjustment Date the Required Banks may request an appraisal of the Aviation Property by an independent third party appraiser acceptable to the Required Banks and at the expense of the Borrower and the value of the Aviation Property shall also be adjusted based on the results of such appraisals. In the event that the aggregate Commitments become greater than the Borrowing Base determined by the method described in the first sentence of this clause (c) and the Required Banks have not requested an appraisal pursuant to the immediately preceding sentence, Borrower may, at its own expense, have the Aviation Property physically appraised by Avmark, or any other independent third party appraiser acceptable to the Required Banks, within the thirty (30) day period following an Adjustment Date to establish the value of Aviation Property and the value of the Aviation Property shall be based on the results of such appraisals. If acceptable to the Required Banks in their sole discretion, an appraisal report from an independent third party appraiser other than Avmark may be substituted for the appraisal report of Avmark for purposes of this Section 2.01(c).

                  (d) In the event Avmark fails or ceases to publish valuation reports, the Agent shall establish a procedure to determine the value of the Aviation Property for purposes of Section

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

2.01(c). Such procedure shall be acceptable to the Required Banks and based upon a recognized independent third-party valuation source, and shall also be established in consultation with the Borrower, but without the approval of the Borrower.

                  (e) The Borrower shall have the right to terminate or reduce the Commitments at any time and from time to time provided that (i) the Borrower shall give three (3) Banking Days prior written notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Banks proportionately and in accordance with the respective Commitment amounts for each Bank, (iii) no such termination or reduction shall be permitted with respect any portion of the Commitments as to which a request for an Advance or Letter of Credit Advance is pending and (iv) the Commitments cannot be terminated if any Advance or Letter of Credit Advance is then outstanding and may not be reduced below the principal amount of the Advances and Letter of Credit Advances. The Commitments or any portion thereof terminated or reduced may not be reinstated.

            2.02 Requests for Advance.

                  (a) Subject to the terms and conditions of this Agreement, Advances shall be made available to Borrower prior to the Termination Date, provided that the Agent receives, at the time and in accordance with the terms of this Section 2.02, a request ("Request") specifying the amount thereof. All Advances shall be made on a pro rata basis in accordance with each Bank's Commitment.

                  (b) The Borrower shall give the Agent notice of its Request not later than (i) 11:30 a.m. Indianapolis time (A) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Advance, and (B) one day prior to the date such Advance is requested to be made if such Advance is to be made as a Prime Rate Advance, which notice shall specify whether a Eurodollar Rate Advance or a Prime Rate Advance is requested and, in the case of each requested Eurodollar Rate Advance, the Eurodollar Interest Period to be initially applicable to such Advance. The Agent, on the same day such Request is received, shall provide notice of such Request to each Bank.

                  (c) Not later than 1:00 p.m. Indianapolis time, on the date of the Advance, each Bank shall make available the amount of its pro rata share of each Advance to be made on such date, in immediately available funds to the Agent at its office specified herein.

                  (d) The Agent will thereupon advance to Borrower the amount so requested unless the Banks shall determine that any condition precedent applicable to the Advance set forth in Section 4.01 or 4.02 shall not be fulfilled as of the date of such Advance and the Agent has so notified Borrower. All Advances will be made to Borrower by a credit to Borrower's account with the Agent.

                  (e) All notices (including Requests for Advances), made by Borrower to the Agent and received by the Agent after 11:30 a.m., Indianapolis time, (or such other time as is specified in any section hereof) on a Banking Day shall be deemed received on the next succeeding Banking Day.

                  (f) Each Prime Rate Advance shall be in an aggregate amount of One Million and 00/100 Dollars ($1,000,000) and each Eurodollar Rate Advance shall be in an aggregate amount of Five Million and 00/100 Dollars ($5,000,000) and, with respect to both types of Advances, Advances in excess of such amounts shall be in integral multiples of One Million and 00/100 Dollars

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

($1,000,000); provided, however, that in the event that the amount available to be borrowed is less than One Million and 00/100 Dollars ($1,000,000) in the case of Prime Rate Advances or Five Million and 00/100 Dollars ($5,000,000) in the case of Eurodollar Rate Advances, then the Advance shall be permitted in such lesser amount.

                  (g) The failure of any Bank to make its pro rata portion of any Advance available to the Agent shall not relieve any other Bank of its obligations to make available its pro rata portion of such Advance on the date such Advance is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Advance.

            2.03 Evidence of Credit Extensions.

                  (a) The Revolving Credit Loans shall be evidenced by a Note executed by Borrower payable to the order of each Bank in the amount of each Bank's respective Commitment as set forth on the signature pages hereof dated the Closing Date, and providing for the payment of principal and interest in accordance with this Agreement. Each Bank shall record Advances, principal payments thereof and whether the Advance is a Prime Rate Advance or a Eurodollar Rate Advance on such Bank's records, and such Bank's record thereof shall constitute prima facie evidence of the information so recorded. Any statement of a Bank to Borrower setting forth Borrower's account with such Bank regarding its share of Advances and payments shall be considered true and correct and binding on Borrower unless such Bank is notified in writing by Borrower of any discrepancy or exception within fifteen (15) days from the mailing by such Bank to Borrower of any such monthly statement. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligation of Borrower hereunder or under the Notes.

            2.04 Interest.

                  (a) Notwithstanding anything herein to the contrary, the outstanding principal amount of the Revolving Credit Loans, other than during the continuance of an Event of Default, shall bear interest at the following rates per annum:

                        (i) During such periods that any Advance is a Prime Rate Advance, the Prime Rate plus the Margin.

                        (ii) During such periods that any Advance is a Eurodollar Rate Advance, the Eurodollar Rate applicable to such Advance for each related Eurodollar Interest Period.

                  (b) Borrower shall pay interest on the principal amount of the Revolving Credit Loans on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise).

                  (c) Notwithstanding the foregoing paragraph (a), Borrower shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Advance and any other amount payable by the Borrower hereunder (other than interest) at any time on or after an Event of Default, if required in writing by the Required Banks.

            2.05 Periodic Mandatory Reductions of Borrowing Base.

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

            The Borrowing Base shall automatically be reduced as follows:

                  (a) In the event of any Disposition of any Aviation Property, the Borrowing Base shall be reduced by an amount equal to one hundred percent (100%) of the appraised value, as of the most recent Adjustment Date, of such disposed Aviation Property, and the Borrower shall prepay the Revolving Credit Loans, or cash collateralize the Letter of Credit Advances if all of the Revolving Credit Loans are or will be paid in full, by an amount equal to the proceeds of such Disposition.

                  (b) Upon any loss or damage to any Aviation Property which cannot or is not repaired in accordance with the terms of Section 2.09(e), the Borrowing Base shall be reduced by an amount equal to such loss or damage, but not in excess of the amount required under Section 2.05(a) upon Disposition of such Aviation Property, and the Borrower shall prepay the Revolving Credit Loans, or cash collateralize the Letter of Credit Advances if all of the Revolving Credit Loans are or will be paid in full, by an amount equal to the greater of the insurance proceeds of such loss or damage or the value of such Aviation Property.

            2.06 Fees.

                  (a) Borrower shall pay to the Agent and First Chicago Capital Markets, Inc. (the "Arranger") for the benefit of the Agent and the Arranger fees in amounts and at such times and for such periods as agreed to between the Agent, the Arranger and Borrower.

                  (b) The Borrower shall pay to the Agent for the benefit of each Bank, a non-use fee equal to the Margin of the difference between each Bank's daily average Commitment during each fiscal quarter of the Borrower and such Bank's share of the daily average outstanding Advances during such fiscal quarter of the Borrower. Such fee shall be in addition to all other charges and shall be paid on the fifteenth (15th) Banking Day following the end of each fiscal quarter of Borrower. For purposes of calculating the non-use fee, outstanding Letters of Credit shall not be deemed to be included in any Bank's share of outstanding Advances.

                  (c) On or before the date of issuance of any Letter of Credit, Borrower agrees (i) to pay to the Agent for the benefit of the Banks a fee computed at the Margin of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit and (ii) to pay the Agent for its own account a fee computed at the rate of one-eighth percent (1/8%) per annum of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit; provided, however, that with respect to any Letter of Credit the face value of which exceeds $250,000, such fee shall be payable initially, on or before the date of issuance of such Letter of Credit for the period commencing with such date of issuance through and including the last Banking Day of the first calendar quarter occurring after the issuance thereof and thereafter, such fee shall be payable on the last Banking day of each March, June, September and December during the term of such Letter of Credit. Such fees are nonrefundable and Borrower shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrower further agrees to pay to the Agent for its own account, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

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

            2.07 Computations of Interest and Fees.

                  All computations of interest and fees under this Agreement shall be made on the basis of a year of three hundred sixty (360) days and calculated for the actual days elapsed. Interest shall accrue on any principal balance outstanding from and including the date of an Advance to but excluding the date on which such principal balance is repaid.

            2.08 Method of Payment.

                  (a) Each payment of principal, interest and other sums due under this Agreement shall be made to the Banks without set-off or counterclaim in immediately available funds on a Banking Day not later than 11:30 a.m., Indianapolis time. All sum received after such time shall be deemed received on the next Banking Day. Any payment due on a day that is not a Banking Day shall be made on the next Banking Day.

                  (b) Borrower agrees that the Agent may debit any account of Borrower maintained at the Agent for payments due under this Agreement and the Agent may credit the any such account with the amount of any Advance.

            2.09 Principal Payments and Prepayments.

                  (a) Unless earlier payment is required under this Agreement the Borrower shall pay to the Banks on the Termination Date the entire outstanding amount of the Revolving Credit Loans.

                  (b) Borrower may prepay all or any portion of the Revolving Credit Loans provided that Borrower provides the Banks with one Banking Day prior notice thereof and, further provided, that (i) Borrower may not prepay any portion of any Revolving Credit Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Advance is pending pursuant to Section 2.13, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Advance may only be prepaid on the last day of the then current Eurodollar Interest Period with respect to such Eurodollar Rate Advance.

                  (c) Any prepayment shall be in the amount of One Million and 00/100 Dollars ($1,000,000), any integral multiples thereof or the outstanding balance if less than One Million and 00/100 Dollars.

                  (d) Borrower shall immediately prepay, without notice or demand, any portion of the outstanding principal balance of the Revolving Credit Loans, or cash collateralize Letter of Credit Advances if all of the Revolving Credit Loans are or will be paid in full, by an amount which equals the amount by which: (i) the sum of the aggregate outstanding principal balance of the Revolving Credit Loans and the Letter of Credit Advances exceeds (ii) the lesser of (A) the aggregate amount of the Commitments or (B) the Borrowing Base.

                  (e) If no Event of Default or Default has occurred and is continuing and if the loss or damage to any Aviation Property is not total or constructively total and can be repaired within two months from the date of loss or damage with the proceeds of any casualty insurance policy applicable to such Aviation Property, then any insurance proceeds recovered by the Borrower on account of any loss or

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

damage to any Aviation Property may be applied by the Borrower solely to the payment of the cost of any repairs to the Aviation Property, as further described in the Security Agreement. If the foregoing conditions to repair any loss or damage to any Aviation Property cannot be satisfied or if any Event of Default or Default has occurred and is continuing, then upon the payment by any insurer of any casualty insurance policy applicable to the Aviation Property of proceeds under any such policy with respect to any Aviation Property, Borrower shall immediately prepay the Revolving Credit Loans by the amount of any such proceeds up to an amount equal to one hundred percent (100%) of the appraised value, as of the most recent Adjustment Date, of the Aviation Property to which the proceeds relate, for any such proceeds paid with respect to each L-1011 Aircraft and other Aviation Property, and if such proceeds exceed the Revolving Credit Loans, the Borrower shall provide cash collateral for any outstanding Letter of Credit in the amount of such excess.

            2.10 Reborrowing of Prepaid Principal.

                  (a) Subject to the terms and conditions hereof, Borrower may reborrow any portion of the prepaid principal as an Advance provided the sum of all amounts so reborrowed plus the outstanding principal balance of the Revolving Credit Loans and of the Letter of Credit Advances does not exceed the lesser of the Commitments or the Borrowing Base.

            2.11 Letters of Credit.

                  (a) Borrower may, from time to time hereafter request the Agent to issue Letter(s) of Credit in an aggregate principal amount not to exceed Twenty Five Million and 00/100 Dollars ($25,000,000.00). The Borrower shall give the Agent notice of its request for a Letter of Credit Advance in writing not later than 11:30 a.m. Indianapolis time three (3) Banking Days prior to the date any Letter of Credit Advance is requested to be made and provide such information as may be necessary for the issuance thereof by the Agent. The Agent, not later than the Banking Day next succeeding the day such notice is given, shall provide notice to each Bank of such requested Letter of Credit Advance and the amount of risk participation therein by such Bank. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrower. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms of the conditions of drawing are unacceptable to it in its reasonable discretion. Upon such issuance by the Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on its respective Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Bank on the date such draft or demand is honored unless Borrower shall have satisfied its reimbursement obligation under Section
2.12 by payment to the Agent on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank and Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 2.12 in respect of the reimbursement obligation of Borrower. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Prime Rate Advance by such Bank in respect of the reimbursement obligation of the Borrower under Section 2.12 for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the

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

Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

            2.12 Letter of Credit Reimbursement Payments.

                  (a) Borrower agrees to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless Borrower shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to Borrower, and Borrower shall be deemed to have elected to satisfy its reimbursement obligation by a Prime Rate Advance for the account of the Agent in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article IV hereof and, to the extent of the Advance so disbursed, the reimbursement obligation of Borrower under this Section 2.12 shall be deemed satisfied.

                  (b) The reimbursement obligation of Borrower under this
Section 2.12 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of Borrower to the Banks and the Agent hereunder shall have been satisfied, and such obligations of Borrower shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, Borrower:

                        (i) Any lack of validity or enforceability of any Letter
            of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                        (ii) Any amendment, modification, waiver, consent, or
            any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents:

                        (iii) The existence of any claim, setoff, defense or
            other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                        (iv) Any draft or other statement or document presented
            under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect by reason of any statement therein being untrue or inaccurate in any respect;

                        (v) Payment by the Agent to the beneficiary under any
            Letter of Credit against presentation of any documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

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

                        (vi) Any failure, omission, delay or lack on the part of
            the Agent or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent or any such party;

                        (vii) Any other event or circumstance that would, in the
            absence of this clause, result in the release or discharge by operation of law or otherwise of Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 2.12.

                  (c) No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Borrower against the Agent or any Bank.

            2.13 Subsequent Elections as to Advances. The Borrower may elect (a) to continue a Eurodollar Rate Advance as a Eurodollar Rate Advance or (b) may elect to convert a Eurodollar Rate Advance, or a portion thereof, to a Prime Rate Advance or (c) elect to convert a Prime Rate Advance, or a portion thereof, to a Eurodollar Rate Advance, in each case by giving notice thereof to the Agent not later than 11:30 a.m. Indianapolis time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Advance is to be effective and not later than 11:30 a.m. Indianapolis time on the day prior to the day such continuation of or conversion to a Prime Rate Advance is to be effective, provided that an outstanding Eurodollar Rate Advance may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Advance, and provided, further, if a continuation of an Advance as, or a conversion of an Advance to, a Eurodollar Rate Advance is requested, such notice shall also specify the Eurodollar Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the same day such notice is given, shall provide notice of such election to the Banks. If the Borrower shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Advance, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Advance to a Prime Rate Advance on the last day of the then current Eurodollar Interest Period with respect to such Advance.

            2.14 Limitations of Requests and Elections. (a) Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Advance pursuant to Section 2.02 or a request for a continuation of a Eurodollar Rate Advance as a Eurodollar Rate Advance, or a request for a conversion of a Prime Rate Advance to a Eurodollar Rate Advance pursuant to Section 2.13, (i) deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market, or (ii) will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the Eurodollar Rate Advance or (iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (A) to make or fund the relevant Eurodollar Rate Loan or (B) to continue such Eurodollar Rate Advance as a Eurodollar Rate Advance, or (C) to convert an Advance to such a Eurodollar Rate Advance, then the Borrower shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Advance to Section 2.02 or a continuation of or conversion to a Eurodollar Rate Advance pursuant to Section 2.13. In the

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event that such circumstances no longer exist, the Banks shall again consider requests for Eurodollar Rate Advances pursuant to Section 2.02, and requests for continuations of and conversions to Eurodollar Rate Advances pursuant to Section 2.13.

                  (b) Not more than seven Eurodollar Rate Advances may be outstanding at any one time.

            2.15 Additional Costs. (a) In the event that any applicable law, treaty or other international agreements, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall
(i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, or (iii) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Advances, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Advance or to reduce the amount of any sum receivable by any Bank or the Agent, as the case may be, thereon, then the Borrower shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Advance, such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Advance. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (b) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's Loans or obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material, then the Borrower shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to Agent) or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations

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hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, and submitted by such Bank or Agent to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

            2.16 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurodollar Rate Advance under this Agreement, the Borrower shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Advance so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 2.17, (a) on the last day of the then current Eurodollar Interest Period applicable to such Eurodollar Rate Advance if such Bank may lawfully continue to maintain such Eurodollar Rate Advance to such day, or (b) immediately if such Bank may not continue to maintain such Eurodollar Rate Advance to such day.

            2.17 Indemnification. If the Borrower makes any payment of principal with respect to any Eurodollar Rate Advance on any other date than the last day of an Eurodollar Interest Period applicable thereto (whether pursuant to Sections 2.05(b), Section 2.16, Article VIII or otherwise), or if the Borrower fails to borrow any Eurodollar Rate Advance after notice has been given to the Banks in accordance with Section 2.02, or if the Borrower fails to make any payment of principal or interest in respect of a Eurodollar Rate Advance when due, the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Eurodollar Rate Advance. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this
Section 2.17 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Advance through the purchase of an underlying deposit in an amount equal to the amount of such Eurodollar Rate Advance in the relevant market and having a maturity comparable to the related Eurodollar Interest Period and, through the transfer of such deposit to a domestic office of such Bank in the United States; provided, however, that such Bank may fund any Eurodollar Rate Advance in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 2.17.

            2.18 Extension of Termination Date. The Termination Date and the obligation, pursuant to Section 2.09(a) to make mandatory repayment of the outstanding principal amount of the Loans on the Termination Date shall be subject to an annual extension, as set forth in this Section 2.18.

                  (a) Request for Extension of Termination Date. Notwithstanding anything contained in this Agreement to the contrary, not later than December 1, 2000 and each December 1 thereafter, the Borrower may, by delivery of a duly completed Extension Request to the Agent in the form of Exhibit B hereto, irrevocably request that each Bank extend, for a single one year period, the Termination Date relating to such Bank's Commitment.

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

                  (b) Consent to Extension of Termination Date. (i) The Agent shall, promptly, but not later than 5 days after receipt of any such Extension Request, pursuant to subsection (a) above, notify each Bank by providing them a copy of the Extension Request.

                        (ii) Each Bank shall, within 30 days of receipt of the Extension Request, notify the Agent whether it consents to the request of the Borrower set forth in such Extension Request, such consent to be in the sole discretion of such Bank. Each Bank hereby acknowledges and agrees that its consent to the Borrower' request to extend the Termination Date shall also be deemed to be a consent by such Bank to an extension of its obligations to participate, pursuant to Section 2.01, in the Letter of Credit Advances. If any Bank does not so notify the Agent of its decision within such 30 day period, such Bank shall be deemed not to have consented to such requests of the Borrower.

                        (iii) The Agent shall promptly notify the Borrower whether the Banks have consented to such request. If the Agent does not so notify the Borrower by April 1, 1998, and each April 1 thereafter, the Agent shall be deemed to have notified the Borrower that the Banks have not consented to the Borrower' request.

                        (iv) Each Bank that elects not to extend the Termination Date or fails to so notify the Agent of such consent (a "Non-Consenting Bank") hereby agrees that if any other Bank or financial institution acceptable to the Borrower and the Agent offers to purchase such Non-Consenting Bank's Commitment for a purchase price equal to the sum of all amounts then owing with respect to the Loans and all other amounts accrued for the account of such Non-Consenting Bank, such Non-Consenting Bank will promptly assign, sell and transfer all of its right, title, interest and obligations with respect to the foregoing to such other Bank or financial institution pursuant to and on the terms specified in the form of Assignment and Acceptance attached hereto as Exhibit C.

                        (v) The pro rata share of the remaining Banks which have consented to an extension of their Commitment hereunder shall be adjusted accordingly by the Agent, based on such Banks' pro rata share of the remaining Commitments as it may be adjusted pursuant to clause 2.18
      (b)(iv) above or otherwise.

                        (vi) In the event that the Advances of any Non-Consenting Bank are not purchased pursuant to clause (iv) above, then all of the Banks shall be deemed not to have consented to the Borrower request and on the Termination Date the outstanding Advances shall be due and payable.

            2.19 Substitution of Bank. If (a) the obligation of any Bank to make Eurodollar Rate Advances has been suspended pursuant to Section 2.16 when all Banks have not suspended such obligation or (b) any Bank has demanded compensation under Section 2.15 when all Banks have not demanded such compensation, the Borrowers shall have the right to seek a satisfactory substitute bank (which may be one or more of the other Banks) to purchase the Note(s) and assume the Commitment(s), if any, of such Bank, with the consent of the Agent, provided that all amounts owing to such Bank have been paid in full and such substitution shall be made pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit C.

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                                  ARTICLE III.
                                SECURITY INTEREST

            3.01 Security for Borrowing. (a) As security for the Obligations, Borrower shall execute and deliver to the Banks and the Agent the Security Agreement and Chattel Mortgage dated the Closing Date and in form and substance acceptable to the Agent, as amended or modified from time to time and together with any other security agreement or other agreement executed in replacement therefor, granting a first priority, enforceable and perfected lien and security interest in the Aviation Property and all other assets described in such Security Agreement and Chattel Mortgage. The Borrower may also execute and deliver to the Banks and Agent such other Security Agreements and other agreements and documents, each in form and substance acceptable to the Agent, granting liens and security interests on other assets of the Borrower at any time.

                  (b) In addition, the Borrower agrees to execute and deliver such amendments, modifications and/or additional Security Agreements and other documents and agreements as the Agent may request in order to reaffirm and/or perfect the security interests intended to be granted by Borrower pursuant to such Security Agreements and other documents and agreements, or otherwise to grant a lien and security interest in additional collateral granted pursuant to this Agreement.

            3.02 Release upon Prepayment. Upon prepayment of the Revolving Credit Loans in accordance with Section 2.05 from any sale or other transfer of any Aviation Property, the security interest in such Aviation Property shall be released and the Borrowing Base shall be reduced, in addition to other required reductions hereunder, by the amount of such proceeds.

            3.03 Guaranty of Amtran and Affiliates. Amtran and all of its Subsidiaries will unconditionally guarantee all of the Obligations, and execute the Guaranty. Any future Subsidiaries of Amtran or the Borrower shall also unconditionally guarantee all the Obligations, and Amtran and the Borrower shall cause any such Subsidiary formed or acquired after the date of this Agreement to execute a Guaranty and deliver such other documents and opinions requested by the Agent in connection therewith.

            3.04 Cash Collateral. The Borrower may (and shall if required under
Article VIII and also shall on the Termination Date) provide the Agent with cash collateral (the "Cash Collateral") in a deposit or an investment in United States government securities with the Agent which is acceptable to the Agent and which is in the name of the Borrower but under the sole and exclusive dominion and control of the Agent and with respect to which the Borrower has no authority to withdraw from, to draw upon, or otherwise exercise any authority of any kind, to cover the contingent reimbursement and other obligations of the Borrower pursuant to any Letter of Credit. The Borrower hereby grants a security interest in the Cash Collateral to the Agent, for the benefit of itself and the Banks, to secure the same obligations as secured by the Security Agreement. If there is any draw, or other liability of the Agent or any Bank under any Letter of Credit, the Agent shall apply the Cash Collateral in reimbursement of any such draw or other liability. The Borrower agrees to execute all agreements, documents and instruments requested by the Agent to further evidence the security interest granted in the Cash Collateral pursuant to this Section 3.04.

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                                   ARTICLE IV.
                              CONDITIONS PRECEDENT

            4.01 Conditions Precedent to Closing. In addition to the requirements set forth in Section 4.02, the obligation of the Banks to make the initial Revolving Credit Loans and of the Agent to issue the first Letter of Credit is subject to the condition precedent that the following shall have been delivered to the Agent in form and substance satisfactory to the Agent and its counsel:

                  (a) Borrower's Incorporation Papers. A copy of the certificate of incorporation and by-laws, including all amendments thereto, of Borrower, certified by the Secretary or an Assistant Secretary as being in full force and effect on the Closing Date.

                  (b) Borrower's Corporate Resolutions. Copies of resolutions passed by the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the Closing Date, authorizing the borrowings provided for herein and the execution, delivery and performance of this Agreement, the Notes, and any other Loan Document, instrument or agreement required of Borrower hereunder.

                  (c) Incumbency Certificates. Certificates, signed by the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency, and containing the specimen signatures, of the Persons authorized to execute and deliver this Agreement, the Notes, and any other instrument or agreement required hereunder.

                  (d) Loan Documents. This Agreement, the Security Agreement and the Notes, payable to the order of the Banks in the aggregate amount of the Commitments each dated the Closing Date, the Security Agreement and the Guaranty, each executed in connection with the Prior Credit Agreement, and any modifications to Security Agreement and the Financing Statements and duly executed by Borrower as required by the Agent.

                  (e) Certificates of Good Standing/Existence. Existence and/or good standing certificates for Borrower in the state of its incorporation, duly certified by the Secretary of State or other appropriate official of each state as of a maximum of five (5) days before the Closing Date.

                  (f) Other Documents. Such other documents or evidence as the Agent may reasonably request to consummate the transactions contemplated hereby and by the other Loan Documents, the taking of all necessary actions in any proceedings in connection herewith or therewith and compliance with the conditions set forth in this Agreement or any other Loan Document.

                  (g) Opinion of Counsel. An opinion of counsel for Borrower (which may be in-house counsel), in form and substance satisfactory to the Agent.

                  (h) Opinion of Special Counsel. An opinion of special counsel on the enforceability, perfection and priority of the security interests of the Banks in the Aviation Property and a review by such special counsel of the Loan Documents.

                  (i) Guarantors' Incorporation Papers. A copy of the certificate of incorporation and by-laws, including all amendments thereto, of each Guarantor (or certifying as to the certificate of incorporation and by-laws previously delivered, certified by a Secretary or an Assistant Secretary as being in full force and effect on the Closing Date.

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                  (j) Guarantors' Corporate Resolutions. Copies of resolutions passed by the Board of Directors of each Guarantor, certified by a Secretary or an Assistant Secretary of each Guarantor as being in full force and effect on the Closing Date, authorizing the execution, delivery and performance of the Guaranty and any other Loan Document, instrument or agreement required of any Guarantor hereunder.

                  (k) Incumbency Certificates. Certificates, signed by a Secretary or an Assistant Secretary of each Guarantor, dated the Closing Date, as to the incumbency, and containing the specimen signatures, of the Persons authorized to execute and deliver the Guaranty and any other instrument or agreement required hereunder.

                  (l) Certificates of Good Standing/Existence. Existence and/or good standing certificates for each Guarantor in the state of its incorporation, duly certified by the Secretary of State or other appropriate official of each such state.

                  (m) Senior Unsecured Notes. Evidence satisfactory to the Agent that the Borrower has received proceeds from the issuance of the Senior Unsecured Notes in an amount equal to or greater than $____________, in accordance with the Senior Unsecured Debt Documents, all Senior Unsecured Debt Documents shall have been delivered to the Agent and shall be in form and substance satisfactory to the Agent and all transactions contemplated pursuant to the Senior Unsecured Debt Documents shall have been completed.

                  (n) Payment of Indebtedness. The Agent shall have received such payoff letters and assignments from lenders that were parties to the Prior Credit Agreement but which are not parties to this Agreement, and evidence satisfactory to the Agent that all indebtedness, obligations and liabilities owing pursuant to the Prior Credit Agreement or described on Schedule 4.01(n) are being paid in full on the Closing Date.

                  (m) Other Documents. Such other documents and agreements as the Agent shall reasonably request.

            4.02 Conditions Precedent to Each Borrowing. The obligation of the Banks to make any Advance hereunder and the obligation of the Agent to issue any Letter of Credit hereunder are subject to the following conditions precedent:

                  (a) The representations and warranties contained in Article V hereof and in the Security Agreement and the Guaranty shall be true and correct on and as of the date of such Advance or Letter of Credit Advance, as the case may be, is made (both before and after such Advance or Letter of Credit Advance is made) as if such representations and warranties were made on and as of such date.

                  (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advance or Letter of Credit Advance is made (whether before or after such Advance or Letter of Credit Advance is made).

                  (c) In the case of any Letter of Credit Advance, Borrower shall deliver to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of Borrower.

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                  (d) All fees, expenses and other amounts due and payable to or for the benefit of the Banks and the Agent under this Agreement or any other
Loan Document shall have been paid.

The Borrower shall be deemed to have made a representation and warranty to the Agent and the Banks at the time of the making of, and the continuation and conversion of, each Advance and Letter of Credit Advance to the effects set forth in clauses (a) and (b) of this Section 4.02, and the Borrower shall deliver such notices and other certificates, documents and opinions in connection with any request for an Advance or Letter of Credit Advance as required by the Agent.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to the Banks on the date hereof and shall be deemed to have made such representations and warranties to the Banks on the date of any Advance or Letter of Credit Advance hereunder that:

            5.01 Corporate Existence. Each of Amtran and Borrower is a corporation duly organized and existing under the laws of the state of its incorporation, and is duly qualified as a foreign corporation and is properly licensed and in good standing in each jurisdiction where the failure to qualify or be licensed would have a material adverse effect on its business, properties or conditions (financial or otherwise).

            5.02 Affiliates' Existence. Schedule 5.02 attached hereto contains a list of all of Amtran's Affiliates as of the Closing Date, showing, as to each, its jurisdiction of incorporation and principal place of business. Borrower will notify the Agent of each Person which becomes an Affiliate after the Closing Date within 45 days of the date such Person becomes an Affiliate. Each such Affiliate, other than Borrower, together with Amtran, are all of the Affiliates of Borrower. All of the outstanding shares of stock of each of the Affiliates have been validly issued, are fully paid and non-assessable and except for directors' qualifying shares are owned by Amtran or another Affiliate of Amtran free and clear of all Liens. Each Affiliate is duly organized and existing under the laws of the jurisdiction of its incorporation, and is properly licensed and in good standing in each jurisdiction in which the failure to quality or be licensed would have a material adverse effect on the business, properties or financial condition of Amtran or of such Affiliate. Amber Holdings, Inc. does not own, or have any rights with respect to, any assets.

            5.03 Corporate Powers. The execution, delivery and performance of this Agreement, the Notes and the Security Agreement and any instrument or agreement required to be delivered by Borrower hereunder are within Borrower's corporate power have been duly authorized by all requisite corporate action, and are not in conflict with the terms of any charter, by-law or other organization papers of Borrower, or any instrument or agreement to which Borrower is a party or by which Borrower is bound or affected.

            5.04 Power of Officers. The officers of Borrower executing this Agreement, the Notes, the Security Agreement, and any certificate, instrument or agreement required to be delivered by Borrower hereunder or thereunder have been duly elected or appointed and were fully authorized to execute the same at the time such agreement, certificate or instrument was executed.

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            5.05 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents.

            5.06 Compliance with Laws: Environmental Matters. There is no law, rule or regulation, nor is there any judgement, decree or order of any court of governmental authority binding on Borrower which would be contravened by the execution, delivery or performance of the Loan Documents. Borrower is in compliance with all laws and regulations, including all requirements of applicable federal, state and local aviation, environmental, health and safety statutes and regulations and is not the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release on any Hazardous Material and to the best of Borrower's knowledge, neither the Borrower nor any other Person, has ever caused or permitted any Hazardous Material to be disposed of on or under any property of Borrower and no such property has been used as a dump or disposal site for any Hazardous Material.

            5.07 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of Borrower, and the Notes when executed and delivered will be, the legal, valid and binding agreements of Borrower, enforceable against Borrower in accordance with their respective terms, and the Security Agreement and any other exhibit, instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable in accordance with its terms.

            5.08 Title to and Condition of Property. The Borrower has good and marketable title to its properties and assets free and clear of Liens except for Permitted Liens. The execution, delivery and performance of this Agreement, the Notes or any other instrument or agreement required to be delivered by Borrower hereunder will not result in the creation of any Lien except as provided for herein. All of the facilities and properties of Borrower are in good operating condition and repair except for facilities and properties (i) which are obsolete or otherwise not required for the conduct of its business, or (ii) which are being repaired in the ordinary course business.

            5.09 Litigation. There are no suits, proceedings, claims or disputes pending or, to the actual knowledge of Borrower, threatened against or affecting Amtran or any of its Affiliates or their properties which is material in nature, including but not limited to litigation claiming damages in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), the adverse determination of which individually or in the aggregate might materially adversely affect the business, properties or condition (financial or otherwise) of Borrower or impair Borrower's ability to perform its obligations hereunder, under any other Loan Document or under any instrument or agreement required hereby, except as otherwise disclosed on Schedule 5.09 attached hereto.

            5.10 Events of Default, Etc. No Default or Event of Default has occurred and is continuing or would result from the execution or performance of any Loan Document or the incurring of the Obligations by Borrower. Borrower is not in default under (i) any charter instrument or by-law, or under any loan agreement, indenture or other agreement or instrument with respect to any Indebtedness of the Borrower or any Guarantor, including without limitation the Senior Unsecured Debt Documents, or (ii) any other material agreement or instrument to which it is a party or by which it or its properties are bound, and the making of any Revolving Credit Loan or Letter of Credit Advance will not cause any such default. No "Event of Default" as defined in the Senior Unsecured Debt Documents or other default under the Senior Unsecured Debt Documents or any other event or circumstance which, with notice or lapse of time or both, could become such an "Event of Default" under the Senior Unsecured Debt Documents or other event which could entitle the holders of the Senior Unsecured Notes to cause the

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Senior Unsecured Notes to be accelerated or prepaid or defeased has occurred and is continuing or will result from the making of any Advance or Letter of Credit Advance or the granting of any lien or security interest by the Borrower or any of the Guarantors pursuant to any Security Agreement. Without limiting the foregoing, each Advance and Letter of Credit Advance is made in full compliance with all of the terms and provisions of the Senior Unsecured Debt Documents, including without limitation the requirement that the book value of the assets of Amtran not subject to any Lien (other than liens described in clauses (i) through (iv), (xiii) and (xvi) of the definition of "Permitted Liens" contained in the Senior Unsecured Indenture) shall not be less than $125,000,000. All representations and warranties contained in the Senior Unsecured Debt Documents are true and correct.

            5.11 Investment Company Act of 1940. Borrower is not, and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Borrower Act of 1940.

            5.12 Regulation U. The proceeds of the Advances and the Letter of Credit Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. After applying the proceeds of each Advance and Letter of Credit Advance, Margin Stock will not constitute more than twenty-five percent (25%) of the value of the assets (either of the Borrower alone or of the Borrower and any of its Affiliates on a consolidated basis) that are subject to any provisions of this Agreement or the Security Agreement that may cause the Advances or any Letter of Credit Advance to be deemed secured, directly or indirectly, by Margin Stock.

            5.13 Financial Information.

                  (a) The consolidated balance sheets of Amtran and its Affiliates which present the Consolidated financial condition of Amtran and its Affiliates dated as of December 31, 1996 (complete and accurate copies of which have been delivered by Borrower to the Agent for the benefit of the Banks) and all other information and data furnished by Borrower to the Agent for the benefit of the Banks are materially complete and correct, and such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the consolidated financial condition and results of operations of Amtran and its Affiliates as of such dates and the results of operations for the respective periods then ended. Neither Amtran nor any Affiliate has any undisclosed contingent obligations, unbooked liabilities for taxes or other outstanding financial obligations as at December 31, 1996.

                  (b) Since December 31, 1996, there has not been and Borrower does not know or have reason to know of any development or threatened development (other than general economic conditions) of a nature which may cause any material adverse change in the financial condition or operations of Amtran and its Affiliates sufficient to impair Borrower's ability to repay the Revolving Credit Loans and otherwise perform the Obligations in accordance with the terms of this Agreement.

            5.14 ERISA. No fact or circumstance, including but not limited to any Reportable Event, exists in connection with any Plan of Amtran or any of its Affiliates which would constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and which would result in the termination of a Plan and the incurrence of material liability by Amtran or its Affiliates to the Plan, the PBGC, participants, beneficiaries or a trustee under ERISA. For the purposes of this representation and

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warranty Amtran or such Affiliate, if not the Plan administrator, shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

            5.15 Condition of Aviation Property. None of the Aviation Property has been lost, stolen, seized, confiscated, damaged or destroyed or has suffered any other material and unrepaired casualty or harm. All of the Aviation Property is in good operating condition and repair, ordinary wear and tear excepted, and has received all maintenance required to have been completed to date by applicable governmental regulations.

            5.16 Certification. Borrower is, and at all times will be a "citizen of the United States" as defined in Section 40102(a)(15) of 49 U.S.C., an air carrier as to which the provisions of Section 1110 of the United States Bankruptcy Code apply, and an air carrier certificated under Sections 41102(a) and 44705 of 49 U.S.C, and the Borrower has all other certifications required by applicable law or regulation for the Aviation Property.

            5.17 Liens on Aviation Property. There are no Liens on any of the Aviation Property other than those in favor of the Agent for the benefit of itself and the Banks securing the Obligations. The Security Agreement grants to the Agent, for the benefit of itself and the Banks, a first priority, enforceable and perfected lien and security interest in the Aviation Property and other collateral described therein, which liens and security interests secure the Obligations.

            5.18 Valid Issuance of Senior Unsecured Notes. Borrower has the corporate power and authority to issue the Senior Unsecured Notes. The Senior Unsecured Notes are legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The Senior Unsecured Notes, when issued and sold in accordance with the terms of the Indenture, will either have been registered or qualify under applicable federal and state securities laws or be exempt therefrom.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

                  The Borrower and Amtran covenants and agrees that so long as the Commitments shall remain available and until all Obligations have been paid in full it will:

            6.01 Use of Proceeds. Use the proceeds of the Revolving Credit Loans for Borrower's ongoing working capital and general corporate purposes.

            6.02 Notices. Promptly give written notice to the Agent of:

                  (a) all litigation which is material in nature, including but not limited to all litigation claiming damages affecting Borrower or any of its Affiliates where the amount claimed in any one instance or in the aggregate for all such litigation is Five Hundred Thousand Dollars ($500,000) or more in excess of insurance coverage or where the insurance carrier has denied or failed to accept its responsibility as to an amount claimed of Five Hundred Thousand Dollars ($500,000) or more;

                  (b) any Reportable Event under Section 4043(b)(5), (6), or (9) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4401(c) or (3) of ERISA, the commencement of any proceeding with

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respect to a Plan under section 4042 ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all plans over the preceding year;

                  (c) any strikes, work-stoppages, slow-downs or other labor disputes or grievances involving Borrower or an Affiliate which could have material adverse effect on the operations or financial condition of Borrower and its Affiliates, taken as a whole;

                  (d) the acquisition of any Affiliate by Borrower together with financial statements of such Affiliate before giving effect to the acquisition;

                  (e) any Default or Event of Default, specifying the nature and the period of existence thereof and what action Borrower has or proposes to take with respect thereto; and

                  (f) any other event which, in Borrower's reasonable judgment, might have a material adverse effect on the business, properties, operations, prospects of condition (financial or otherwise) of Borrower.

            6.03 Financial Statements, Reports, Etc. Deliver to the Agent:

                  (a) As soon as available but not later than forty-five (45) days after the close of each fiscal quarter of Amtran the consolidated and consolidating balance sheets of Amtran and its Affiliates as of the close of such quarter, and Amtran and its Affiliates' consolidated and consolidating statements, statements of income and cash flow of such fiscal quarter and that portion of the fiscal year of Amtran ending with such quarter, all prepared in accordance with GAAP, consistently applied, certified by the Vice President-Controller or Chief Financial Officer of Borrower as being complete and correct and fairly presenting the consolidated and consolidating financial condition of Amtran and its Affiliates and results of operations as of the end of such quarter and for that portion of the fiscal year of Amtran ending with such quarter, accompanied by a statement from the vice president and treasurer of Borrower stating that as of the end of such quarter no Default or Event of Default existed or, if such did exist, a statement describing such Default or Event of Default and the action Borrower is taking or proposes to take with respect thereto;

                  (b) as soon as available but not later than one hundred twenty
(120) days after the close of each fiscal year of Amtran, Amtran and its Affiliates' consolidated and consolidating balance sheets as of the close of such year, and consolidated and consolidating statements, statements of income and retained earnings and cash flow for such year, prepared in accordance with GAAP, consistently applied, together with the notes thereon and the report of the Independent Public Accountant thereof, audited and reported on by an Independent Public Accountant. Such Independent Public Accountant's report shall state that the consolidated statements present fairly the financial position of Amtran and its Affiliates in accordance with GAAP, and shall be free from exceptions, reservations or qualifications as a result of which such Independent Public Accountant is unable to conclude that the financial statements fairly present or adequately disclose the financial condition of Amtran and its Affiliates and shall not be limited because of restricted or limited access by such Independent Public Accountant to any material portion of Amtran's or any of its Affiliates' records and shall be accompanied by a statement from such Independent Public Accountant that during the examination no Default or Event of Default came to their attention. Such report shall also be accompanied by a certificate from the vice president and treasurer of Borrower stating that as of the end of such year no Default or Event of Default existed or, if such did exist, a statement describing such Default or Event of Default and the action Borrower has taken or proposes to take with respect thereto;

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

                  (c) at the time Borrower furnishes each set of financial statements required by paragraph (a) above, a certificate of the senior financial officer of Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing describing the same in reasonable detail), (ii) setting forth the computations necessary to determine whether Borrower is in compliance with Section 6.09, 6.10 and 6.11 hereof and (iii) setting forth the value of the Aviation Property as set forth on the most recent Appraisal Report of Aviation Property by Avmark;

                  (d) promptly upon receipt thereof, any management letters provided to Borrower by the Independent Public Accountant containing any reference to any material inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by Borrower or any of its Affiliates;

                  (e) Promptly after sending or filing thereof, copies of all reports, proxy statements and financial statements which Amtran and its Affiliates sends to any securities exchange or to the Securities and Exchange Commission or any successor agency thereof; and

                  (f) as soon as available but not later than twenty-five (25) days after the end of each month, the quarterly cash forecast, as most recently updated and in form and substance satisfactory to the Agent, of Amtran and its Affiliates;

                  (g) as soon as available but not later than forty-five (45) days after the close of each fiscal quarter of Amtran, a quarterly line of business report, profit and loss report, including a comparison of plan vs. actual results for Amtran and its Affiliates in form and substance satisfactory to the Agent; and

                  (h) such other statements or reports as the Agent may reasonably request in form and detail satisfactory to the Agent.

            6.04 Existence, Etc. Maintain and preserve, and cause Amtran and its other Affiliates to maintain and preserve, its existence and all rights privileges and franchises now enjoyed and necessary for the operation of its business and keep all its properties in good working order and condition, normal wear and tear for property of that age excepted, except properties Borrower or an Affiliate reasonably determine to be surplus, obsolete or otherwise not necessary or useful in the conduct of its business; provided, that, Affiliates of Amtran (other than the Borrower) shall not be required to comply with this
Section 6.04 so long as there is no default under Section 7.04 hereof.

            6.05 Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserve have been established in an amount determined in accordance with GAAP.

            6.06 Compliance with Laws. At all times comply, and cause Amtran and its other Affiliates to at all times comply, in all material respects with all laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over its business.

            6.07 Insurance. Maintain and pay, and cause Amtran and its other Affiliates to maintain and pay, all premiums with regard to insurance (including without limitation, liability and

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casualty insurance) with responsible insurance companies against such risks, on such properties and in at least such amounts as is customarily maintained by similar businesses in the exercise of reasonable business judgment; at the request of the Agent deliver to the Agent a list, in reasonable detail, of the insurance policies then in effect, stating the names of the insurance companies, the amounts and rates of insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            6.08 Adequate Books. Maintain, and cause Amtran and its other Affiliates to maintain, adequate books, accounts and records in order to provide financial statements in accordance with GAAP and maintain a fiscal year on a calendar year basis, and, if requested by any Bank, permit employees or representatives of such Bank at any reasonable time and upon reasonable notice to inspect and audit its properties, to examine or audit such books, accounts and respective affairs, finances and accounts with Borrower's respective Independent Public Accountants (and by these provisions Borrower authorizes such accountants to discuss with any Bank, the finances and affairs of Borrower).

            6.09 Tangible Net Worth. Maintain Tangible Net Worth, determined in accordance with GAAP, of not less than the sum of (a) $50,000,000 plus (b) fifty percent (50%) of the Net Profits, such fifty percent (50%) of Net Profits to be added effective as of the end of each fiscal quarter of Amtran in an amount equal to such fifty percent (50%) of Net Profit for such fiscal quarter, commencing with the fiscal quarter of Amtran ending March 31, 1997; provided, however, that if Net Profit is negative for any fiscal quarter, such negative Net profit may be subtracted only from the amount of such fifty percent (50%) of net Profit that has been added, if any, pursuant to clause (b) above for a fiscal quarter occurring in the same fiscal year as such fiscal quarter for which Net Profit was negative, and shall not be subtracted from any other amount required to be maintained by this Section 6.09: provided, further, that the amount of such negative Net Profit subtracted shall be in an amount equal to fifty percent (50%) of such negative Net Profit.

            6.10 Cash Flow Coverage Ratio. Maintain a Cash Flow Coverage Ratio as of the last day of each fiscal quarter of Amtran, as calculated for the fiscal quarter then ended plus the three immediately preceding fiscal quarters, of not less than 1.65 to 1.0 at any time after the date hereof; provided, however, notwithstanding the actual Adjusted Net Profit for the fiscal quarters ending September 30, 1996 and December 31, 1996, the Cash Flow Coverage Ratio for such two quarters shall be calculated as if the Adjusted Net Profit for such two quarters was $-0-.

            6.11 Total Adjusted Liabilities/Tangible Net Worth Ratio. Maintain a ratio of the Total Adjusted Liabilities to Tangible Net Worth of not more than
(a) 6.0 to 1.0 as of the last day of each fiscal quarter ending on or before December 31, 1997, (b) 5.25 to 1.0 as of the last day of each fiscal quarter ending after December 31, 1997 but on or before December 31, 1998 and (c) 4.5 to
1.0 as of the last day of each fiscal quarter thereafter.

            6.12 ERISA. Make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA except (a) to the extent waived or deferred by the PBGC and (b) unfunded contributions required to be paid by Affiliates of Borrower acquired after the date hereof, which unfunded contributions existed at the time of the acquisition of such Affiliates and do not in the aggregate, together with unfunded contributions of all other Affiliates of Borrower, exceed $3,000,000 at any time, so long as no criminal or material civil penalty is incurred in connection therewith.

            6.13 Hazardous Materials. (a) Comply with all laws, regulations and orders with respect to the discharge and removal of any Hazardous Material, (b) not release or dispose of any Hazardous Material on or under any of the properties of Borrower or its Affiliates, (c) indemnify and hold the Banks and their officers, employees and consultants harmless from and against all losses, costs,

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

damages and expenses (including reasonable attorneys' fees and expenses) any such Person may sustain in connection with the use, disposal or release of any Hazardous Material by Borrower or any of its Affiliates or in connection with the existence of any Hazardous Material on or under any of the properties of Borrower or any of its Affiliates.

            6.14 Additional Covenants. If, at any time, Amtran or the Borrower shall enter into or be a party to any instrument or agreement with respect to any Indebtedness, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrower shall promptly so advise the Agent and the Banks. Thereupon, if the Agent shall request, the Borrower, Amtran, the Agent and the Banks shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Senior Unsecured Debt Documents not substantially provided for in this Agreement or more favorable to the holders of the Indebtedness issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

            The Borrower and Amtran covenant and agree that, so long as the Commitments shall remain available and until the full and final payment of all Obligations, it will not and will not permit any Affiliate to, except with the prior written consent of the Required Banks:

            7.01 Indebtedness. Except for Indebtedness under this Agreement, create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness which would result in a violation by the Borrower and its Affiliates of any of Sections 6.09, 6.10, 6.11 and 7.07.

            7.02 Liens. (a) Create, assume or suffer to exist any Lien on any of its or its Affiliates' properties whether now owned or hereafter acquired, except (i) Permitted Liens, (ii) Liens other than Permitted Liens securing an amount not exceeding an amount equal to 15% of the Tangible Net Worth in the aggregate; provided, however, that (A) no Liens shall be permitted on Aviation Property (other than that in favor of the Agent for the benefit of itself and the Banks securing the Obligations) and (B) such Liens permitted under this clause (ii) shall not be permitted if after giving effect to any such Lien the book value of the assets of Amtran not subject to any Lien (other than liens described in clauses (i) through (iv), (xiii) and (xvi) of the definition of "Permitted Liens" contained in the Senior Unsecured Indenture) would be less than $150,000,000, (iii) Liens on the assets described on Schedule 7.02(a) attached hereto, but no increase in the amount secured by such Liens shall be permitted, and (iv) Liens solely in favor of the Agent for the benefit of itself and the Banks, (b) enter into any agreement with any Person (other than that of the Banks pursuant to this Agreement) which restricts the right of Borrower or any of its Affiliates to create, assume or suffer Liens on any of its assets other than the existing agreements described on Schedule 7.02(b) hereof, without an amendment or modification thereof, or (c) assign, sell or transfer any Permitted Lien to any other Person.

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

            7.03 Change in Business. Engage in any business activities or operation substantially different from and unrelated to present business activities and operations conducted by Borrower on the Closing Date.

            7.04 Mergers, Sales of Assets, Etc. Liquidate, dissolve, or enter into any consolidation, merger, partnership, joint venture or any other combination which results in the sale, lease, assignment or other disposition of any assets or sell, lease, assign, transfer or otherwise dispose of any assets, whether now owned or hereafter acquired, in a single transaction or in a series of transactions or enter into any sale and leaseback transactions, other than

                  (a) any of the foregoing which individually does not result in the sale, lease, assignment, transfer or other disposition of any assets with a fair market value in excess of $1,000,000, provided that all of the foregoing shall not in the aggregate, on an annual basis, result in the sale, lease, assignment, transfer of the disposition of any assets with a fair market value in excess of $2,000,000;

                  (b) the sale of equipment and inventory in the ordinary course of business;

                  (c) the sale or other disposition of property no longer used or useful in the conduct of its business;

                  (d) any merger in which Borrower is the legal surviving corporation if there is no Default or Event of Default after the consummation thereof;

                  (e) the merger or consolidation of any Affiliate (other than Borrower or Amtran) into any other Affiliate (other than Borrower or Amtran) or the transfer of the business or assets of any Affiliate (other than Borrower or Amtran) to Borrower or to any other Affiliate.

                  (f) The sale and leaseback transactions described on Schedule
7.04 hereto.

Notwithstanding the foregoing, without the prior written consent of the Required Banks, the Borrower may not sell, lease, (other than leases which are permitted by, and subject to, the Security Agreement), assign, transfer or otherwise dispose of any Aviation Property.

            7.05 Advances to Officers, Employees and Others.

            Make any loans or advances and/or extensions of credit to (i) any of its officers and/or directors and shareholders in excess of One Million and 00/100 ($1,000,000.00) in the aggregate so long as any Obligations are outstanding or the Commitments are outstanding or (ii) to its employees in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00), provided that in all of the foregoing cases Tangible Net Worth is reduced by the amount of such extensions of credit.

            7.06 Investments in Affiliates.

            Make any Investment in any Person or J. George Mikelsons or any member of the board of directors of any Person that is a corporation if the aggregate outstanding amount of all Investments, including the Investment to be made, is in excess of ten percent (10%) of Tangible Net Worth.

            7.07 Capital Expenditures.

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                  (a) Make or incur obligations for Capital Expenditures
(excluding expenditures incurred for the improvement or maintenance of aircraft owned by the Borrower in the form of engine overhauls and upgrades, capitalized repairs, additions and modifications, and the acquisition of parts and equipment directly related thereto) in excess of $10,000,000 in any calendar year; or

                  (b) Purchase or lease additional aircraft or aircraft engines or parts if the effect of such acquisition causes a default under any provision of this Agreement.

            7.08 Dividends. Pay or declare any Dividends in any fiscal year in excess of twenty percent (20%) of cumulative Net Profit (with deduction for any negative Net Profit) subsequent to the Closing Date; provided, however, that no such Dividend may be paid or declared unless, both before and after giving effect to such proposed Dividend (a) no Default or Event of Default has occurred and is continuing, (b) all representations and warranties contained in Article V hereof and in the Security Agreements and in the Guaranty shall be true and correct on and as of the date of such Dividend as if such representations and warranties were made on and as of such date, and (c) the Borrower is able to borrow additional Revolving Credit Loans of at least $10,000,000.

            7.09 Limitation on More Restrictive Covenants. The Borrower shall not enter into any new debt agreement that would contain, nor enter into any amendment, supplement or other modification to any indenture, instrument or other agreement concerning any of its Indebtedness or any refinancing thereof, if such indenture, instrument or other agreement at the time entered into or after giving effect to any such amendment, supplement or other modification thereto, would contain any covenant or event of default that is more restrictive on the Borrower than those set forth in this Agreement.

            7.10 Payments and Modification of Debt. Make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption, directly or indirectly, of any of the Indebtedness outstanding pursuant to the Senior Unsecured Debt Documents or other Indebtedness or amend or modify, or consent or agree to any amendment or modification of, any Senior Unsecured Debt Document, or enter into any agreement or arrangement providing for any defeasance of any kind of any of the Indebtedness outstanding pursuant to the Senior Unsecured Debt Documents; provided, however, that the Borrower may redeem up to, but not in excess of, an aggregate principal amount of the Senior Unsecured Notes of $10,000,000, provided that both before and after giving effect to such redemption (a) no Default or Event of Default has occurred and is continuing, (b) all representations and warranties contained in Article V hereof and in the Security Agreements and in the Guaranty shall be true and correct on and as of the date of such redemption as if such representations and warranties were made on and as of such date, (c) the Borrower is able to borrow additional Revolving Credit Loans of at least $10,000,000 and (d) the book value of the assets of Amtran not subject to any Lien (other than liens described in clauses (i) through (iv), (xiii) and (xvi) of the definition of "Permitted Liens" contained in the Senior Unsecured Indenture) shall not be less than $150,000,000

            7.11 Amber Holdings, Inc. Permit Amber Holdings, Inc. to own, or otherwise have any rights with respect to, any assets.

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

                                  ARTICLE VIII.
                                EVENTS OF DEFAULT

            Regardless of the terms of the Notes issued hereunder, upon the occurrence and continuation of any of the following events, the Agent may and, upon being directed to do so by the Required Banks, shall, terminate the Commitments, declare all outstanding principal and accrued and unpaid interest and all other sums outstanding under or in respect of this Agreement to be immediately due and payable, and/or demand immediate delivery of Cash Collateral, and Borrower agrees to deliver such Cash Collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified, provided, however, that the occurrence of any of the events set forth in Sections 8.04 or
8.05 shall automatically terminate the Banks' Commitments and automatically accelerate the amounts due hereunder, including such Cash Collateral, and under the Notes, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notice or demands for payment of any kind or character.

            8.01 Nonpayment. Borrower shall fail to pay when due any installment of principal or of interest or any other sum due under this Agreement in accordance with the terms hereof or of any Note issued under this Agreement and such failure continues for five (5) days.

            8.02 Representation or Warranty. Any written representation or warranty herein or in any of the Loan Documents or any other agreement, instrument or certificate executed pursuant hereto shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

            8.03 Other Defaults. (i) Borrower or Amtran shall fail duly or promptly to perform or observe the covenants contained in Sections 6.09, 6.10 and 6.11 hereof or any of the other covenants, agreements or conditions contained in any Loan Document and such default in such other covenants, agreements or conditions shall continue unremedied for a period of thirty (30) days after written notice thereof is delivered to Borrower from the Agent, or
(ii) any Default or Event of Default (however designated) shall have occurred under any of the other Loan Documents and shall not have been cured within the applicable grace or cure period, if any.

            8.04 Voluntary Bankruptcy. The Borrower or Amtran or any of Amtran's other Affiliates shall generally fail to pay or admit in writing its inability to pay its debts as they come due, or shall file any petition or action for relief as to itself under any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors, or shall apply for or consent to a receiver, trustee or custodian for it or a substantial portion of its property, or shall make a general assignment for the benefit of creditors.

            8.05 Involuntary Bankruptcy. An involuntary petition shall be filed under any bankruptcy or similar statute against Borrower or Amtran or any of Amtran's other Affiliates or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody or control of the properties of Borrower or Amtran or any of Amtran's other Affiliates unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment.

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

            8.06 Cross Default. Any material breach or default shall have occurred (after giving effect to any applicable cure period or waiver) under any other agreement or agreements relating to Indebtedness under which Borrower or any of its Affiliates may be obligated in an aggregate amount in excess of $5,000,000 as borrower, guarantor or lessee if such default consists of (i) the failure by Borrower to pay an Indebtedness when due or the failure of the Borrower or any of its Affiliates to perform or observe any other term, covenant or agreement with respect to any such Indebtedness and following any applicable cure period, permits the holder or any trustee thereof to cause the acceleration of such Indebtedness (including without limitation permitting the holder or any trustee thereof to require any mandatory prepayment or defeasance of such Indebtedness) or the termination of any commitment to lend or permits a lessor to terminate the applicable lease, including without limitation any "Event of Default" under any of the Senior Unsecured Debt Documents or the occurrence of any event or condition which would permit the holders of the Senior Unsecured Notes to cause the prepayment or defeasance of the Senior Unsecured Notes, in whole or in part, or (ii) the failure by Borrower to pay an Indebtedness at the maturity thereof (whether at stated maturity or otherwise).

            8.07 ERISA. Any Plan of Borrower shall be terminated within the meaning of Title IV of ERISA except as permitted by section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of Borrower, or the PBGC shall institute proceedings to terminate any Plan.

            8.08 Aviation Property. Any of the Aviation Property shall be condemned, confiscated, seized, or otherwise expropriated, or the management thereof assumed, by any government or any officer or instrumentality thereof and shall be retained for any period of thirty (30) consecutive calendar days, unless within such thirty (30) day period the Agent shall receive assurances, satisfactory in all respects to the Agent, that Borrower will be compensated therefore in amount, time and manner satisfactory in all respects to the Agent or, after giving effect to any event described herein and the deletion of such affected Aviation Property from the Borrowing Base and any payments made on the Advances in connection therewith, the aggregate Advances and Letter of Credit Advances would not exceed the Borrowing Base.

            8.09 Ownership. J. George Mikelsons or his heirs shall own beneficially and of record, free and clear of all Liens, less than fifty-one percent (51%) of the outstanding capital stock or other ownership interest of each class having ordinary voting power or analogous rights for the election of a majority of directors and any other control of management of Amtran, or Amtran shall own, beneficially and of record, free and clear of all Liens, less than fifty-one percent (51%) of the outstanding capital stock or other ownership interest of each class having ordinary voting power or analogous rights for the election of a majority of directors and any other control of management of the Borrower or any "Change of Control" as defined in the Senior Unsecured Debt Documents.

            8.10 Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000 shall be rendered against Amtran or any of its Affiliates, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect Amtran or any of its Affiliates which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of Amtran or any of its Affiliates or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes, the Guaranty or the Security Agreement, and either (i) such judgment or order shall have remained unsatisfied and Amtran or such Affiliate shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order.

                                   ARTICLE IX.
                     RELATIONSHIP OF THE BANKS/AND THE AGENT

            9.01 Appointment and Authorization. Each Bank hereby irrevocably authorizes the Agent to take such action as agent on its behalf and to exercise such rights, powers and discretions as are specifically delegated in this Agreement, the Notes and the Security Documents as are delegated to the Agent by the terms hereof or thereof, together with all rights, powers and discretions as are reasonably incidental thereto. The Agent agrees to notify the Banks of each reduction in the Commitments, specifying the amount of such reduction and the payments, if any, required by the Borrower due to such reduction, and agrees to forward to the Banks the financial statements received by the Agent pursuant to
Section 6.03 hereof and such other financial information received by the Agent as reasonably requested by the Banks. The Agent may perform any of its respective functions and duties under this Agreement by or through agents or its directors, officers of employees. In performing its functions and duties under this Agreement, the Agent shall not be deemed to have a fiduciary relationship in respect of, or other responsibility to (other than responsibilities expressly stated herein), any Bank or to have assumed any relationship of agency or trust with or for Borrower.

            9.02 Pro Rata Sharing. All payments or collections of principal and interest on the Revolving Credit Loans shall be shared by the Banks on a pro rata basis based upon the share of outstanding Indebtedness of the Borrower to each Bank at the time of such payment or collection. On the day the Agent receives any payments hereunder, the Agent shall remit to the Banks their pro rata share of such payments in immediately available funds.

            9.03 Sharing of Setoff. Any Bank which shall receive payment of or on account of all or part of its share of the Obligations by voluntary payment by Borrower or through the exercise of any right of setoff, counterclaim, banker's lien, secured claim under any bankruptcy statute or otherwise in a greater proportion than the proportionate amount of the Obligations due it under this Agreement shall be deemed to have purchased immediately prior to such payment participations in the portions of the Obligations held by the other Banks so that all recoveries of the Obligations shall be shared by Banks in accordance with their pro rata interests in the Obligations existing on the date immediately prior to such recovery. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest (except to the extent of such Bank is required to pay interest). All sums received by a Bank through the exercise of any right of setoff, counterclaim, banker's lien, secured claim under any bankruptcy statute or otherwise shall be deemed to be first applied to such Bank's portion of the indebtedness under this Agreement until payment thereof in full and any balance remaining thereafter shall be deemed applied to any other Indebtedness of the Borrower to such Bank.

            9.04 Approvals. Except as provided in this Section 9.04, upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent or waiver shall be effective which:

                  (a) increases the Commitment of any Bank,

                  (b) reduces the amount of interest, principal or fees owing hereunder or reduces the interest rate or fees payable by Borrower,

                  (c) extends the fixed date on which any sum is due hereunder, or extends the Termination Date,

                  (d) waives a Default arising from a failure to pay principal of or interest on an Advance within the applicable grace period,

                  (e) changes the provisions of this Section 9.04,

                  (f) releases or substitutes all or substantially all of the collateral, other than substitutions of collateral where the collateral to be added is of approximately equal or greater value than the collateral being released,

                  (g) modifies the definition of "Required Banks",

                  (h) releases any material Guarantor from the Guaranty, or

                  (i) waives any violation of the advance rate on Aviation Property or changes such advance rate.

unless all Banks agree in writing thereto; provided, however, that any amendment, modification, consent or waiver which affects the rights, duties or obligations of the Agent shall not be effective unless consented to in writing by the Agent.

            9.05 Exculpation. The Agent shall not be liable or answerable for anything whatsoever in connection with this Agreement or any instrument or agreement required hereunder, including responsibility with respect to the execution, construction or enforcement of this Agreement or any such instrument or agreement, except for its own respective willful misconduct or gross negligence, and the Agent shall not have any duties or obligations other than as provided herein and therein. The Agent shall be entitled to rely on any opinion of counsel (including counsel for Borrower) in relation to this Agreement and any instrument or agreement required hereunder, and upon statements and communications received from Borrower, or from any other person, believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

            9.06 Indemnification.

            Each Bank agrees to indemnify the Agent to the extent not reimbursed by Borrower, ratably according to its proportionate interest in the Revolving Credit Loans (or, if there are no outstandings hereunder, in the Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any instrument or agreement required hereunder or any action taken or omitted by the Agent in such role under this Agreement or any such instrument or agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from the Agent's willful misconduct or gross negligence.

            9.07 The Agent as Bank. The Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent; and the Term "Banks" shall include the Agent in its individual capacity.

            9.08 Notices of Transfer. The Agent and Borrower may deem and treat a Bank which is a party to this Agreement as the owner of such Bank's Note for all purposes hereof unless and until a written notice of the assignment or transfer, thereof (if any is permitted) executed by such Bank shall have been received by the Agent and Borrower.

            9.09 Credit Decision. Each Bank represents that it has made and agrees that it shall continue to make its own independent investigation of the financial condition and affairs of Borrower and its own appraisal of the creditworthiness of the Borrower in connection with the making of the continuance of its Commitments and the Advances. The Agent has no any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information (other than obtained pursuant to this Agreement) with respect thereto, whether coming into its possession before the date hereof or at any time thereafter unless furnished respectively to the Agent by Borrower for delivery to the Banks. The Agent shall provide the Banks with copies of all notices required by the Agreement provided to Agent respectively by or to Borrower.

            9.10 Resignation of the Agent. The Agent may resign at any time by giving written notice to the Banks and Borrower. Upon any such resignation, the Required Banks with the prior written consent of Borrower which shall not be unreasonably withheld, shall have the right to appoint a successor from among the Banks. If no successor shall have accepted such appointment within forty-five (45) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor thereto with the prior written consent of Borrower, which shall not be unreasonably withheld, and such successor Agent shall be a bank or trust company organized under the laws of the United States or any state thereof. Upon the acceptance by such successor of its appointment hereunder, such successor shall succeed to and become vested with all the rights and obligations of the retiring Agent, and the retiring Agent shall be discharged from its obligations under this Agreement except with respect to any liability with respect to a breach of any obligation hereunder prior to such resignation. The provisions of this Section 9.11 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it held such position under this Agreement.

                                   ARTICLE X.
                                  MISCELLANEOUS

            10.01 Notices. Any communications between the parties hereto or notices or requests provided herein to be given may be given by mailing the same, first class postage prepaid, or by telex or electronic transmission to each party at its address set forth on the signature pages thereto (with a copy to each address indicated for notices), or to such other address as any party may in writing hereafter indicate to Borrower and the Banks. Notices shall be effective on the date sent by electronic transmission and telex and three (3) Banking Days after the date sent by U.S. mail.

            10.02 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of its rights hereunder without the prior written consent of the Banks.

            10.03 Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not, without the prior consent of the Banks, assign its rights or obligations hereunder or under any other Loan Document and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrower.

                  (b) Any Bank may sell to any bank, financial institution or institutions or other entity, and such bank, financial institution or institutions or other entity may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement, the Notes and the Guaranties, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrower under Section 2.15 and 2.17 as it or they would have had if such participant or participants were the Bank making the Loans to the Borrower hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement,
(iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

                  (c) Each Bank may, with the prior consent of the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by
it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement,
(A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit C hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and, a processing and recordation fee of $3,000, and (iv) any Bank may without the consent of the Borrower or the Agent, assign to any Affiliate of such Bank that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (d) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within ten Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C hereto.

                  (f) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant any public information relating to the Borrower and, provided that such proposed assignee or participant executes a confidentiality letter, any other information relating to the Borrower.

            10.04 Delays and Waivers. No delay or omission by the Banks to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, modification, amendment, consent or approval relating to this Agreement or the Notes, must be in writing to be effective and must be signed by or on behalf of the Banks.

            10.05 Costs and Expenses. (a) The Borrower agrees to pay on demand to the Banks all costs and expenses incurred by the Banks including, without limitation, reasonable attorneys' and consultants' fees (i) in connection with the enforcement of this Agreement or any instrument or agreement required hereunder or in connection with any proposed refinancing or restructuring of the credit provided in this Agreement in the nature of a "work-out" and (ii) for all stamp, registration and other duties and imposts to which this Agreement and any instrument or agreement required hereunder may be subject. The Borrower agrees to pay or to reimburse the Agent upon demand for reasonable attorneys' fees and other expenses incurred in connection with the preparation, drafting and negotiation of this Agreement, the Notes, and the Loan Documents, any amendments, consents, or waivers hereto or thereto. The Borrower shall indemnify the Banks against any and all liabilities and penalties resulting from any delay in payment, or failure to pay, any such duties and imposts upon written notice from the Banks that such amounts have been assessed.

                  (b) Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee at any time in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents, any actual or proposed use of proceeds of the Loans or the Letter of Credit Advances, any transactions relating to any of the foregoing, any act or omission of Borrower or any Guarantor or any environmental liability of Borrower or any Guarantor; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            10.06 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

            10.07 Prior Agreement. Upon the execution of this Agreement, the Commitments of the banks pursuant to the Prior Agreement shall terminate and be deemed superseded by the Commitments under this Agreement, and this Agreement is an amendment and restatement of the Prior Credit Agreement, without novation thereof. The Borrower and Amtran acknowledge they have no setoff, defense, claim or other dispute in connection with any of the indebtedness or other liabilities owing pursuant to the Prior Agreement or otherwise in connection with the Prior Agreement. Any Indebtedness outstanding under the Prior Agreement after the Closing Date shall be deemed Indebtedness outstanding under this Agreement. All liens and security interests granted with respect to the Aviation Property in connection with the Prior Credit Agreement shall continue in full force and effect and secure the Obligations and other indebtedness and liabilities described in the Security Agreement, and all filings with the FAA and all UCC financing statements filed shall continue in full force and effect.

            10.08 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

            10.09 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meanings of any provision of this Agreement.

            10.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

            10.11 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, all of which taken together will constitute one agreement, and any one of the parties hereto may execute this Agreement by signing any such counterpart.

            10.12 Waiver of Jury Trial. The Agent, the Banks, Amtran and the Borrower, after consulting or having had the opportunity to consult with counsel, each knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, the Banks, Amtran nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, the Agent, the Banks, Amtran or the Borrower except by a written instrument executed by all of them.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date and year first above written.

                                    AMERICAN TRANS AIR, INC.


                                    By: /s/ Kenneth K. Wolff
                                       -----------------------------------------
                                       Its:     Executive Vice President and
                                                Chief Financial Officer

                                       Address: 7337 West Washington St.
                                                Indianapolis, Indiana  46251
                                                Attention: Executive Vice
                                                           President and Chief
                                                           Financial Officer
                                                Telephone: (317) 247-4000
                                                Telecopy:  (317) 240-7091


                                    AMTRAN, INC.


                                    By: /s/ Kenneth K. Wolff
                                       -----------------------------------------
                                       Its:     Executive Vice President and
                                                Chief Financial Officer

                                       Address: 7337 West Washington St.
                                                Indianapolis, Indiana 46251
                                                Attention: Executive Vice
                                                           President and Chief
                                                           Financial Officer
                                                Telephone: (317) 247-4000
                                                Telecopy:  (317) 240-7091

                                    NBD BANK, N.A., as a Bank and as Agent


                                    By: /s/ Scott C. Morrison
                                       -----------------------------------------
                                       Its: Vice President
                                           -------------------------------------

                                    Address: One Indiana Square, Ste. 302
                                             Indianapolis, Indiana 46266
Commitment:  $12,500,000                     Attention: Scott C. Morrison
Percentage:   25%                            Telephone: (317) 266-7351
                                             Telecopy:  (317) 266-6042

                                    FORT WAYNE NATIONAL BANK


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 110 W. Berry St., P.O. Box 110
                                             Fort Wayne, Indiana  46801
Commitment:  $10,000,000                     Attention: Camalyn Marsh
Percentage:   20%                            Telephone: (219) 426-0555
                                             Telecopy:  (219) 461-6240

                                    NBD BANK, N.A., as a Bank and as Agent


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: One Indiana Square, Ste. 302
                                             Indianapolis, Indiana 46266
Commitment:  $12,500,000                     Attention: Scott C. Morrison
Percentage:   25%                            Telephone: (317) 266-7351
                                             Telecopy:  (317) 266-6042

                                    FORT WAYNE NATIONAL BANK


                                    By: /s/ Camalyn M. Marsh
                                       -----------------------------------------
                                           Camalyn M. Marsh

                                       Its: Vice President
                                           -------------------------------------

                                    Address: 110 W. Berry St., P.O. Box 110
                                             Fort Wayne, Indiana  46801
Commitment:  $10,000,000                     Attention: Camalyn Marsh
Percentage:   20%                            Telephone: (219) 426-0555
                                             Telecopy:  (219) 461-6240

                                    NATIONAL BANK OF CANADA


                                    By: /s/ [ILLEGIBLE]     /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Its:  AVP            VP
                                           -------------------------------------

                                    Address: 125 W. 55th Street, 23rd Floor
                                             New York, New York 10019
Commitment:  $10,000,000                     Attention: Joseph Triscoli
Percentage:   20%                            Telephone: (212) 632-8553
                                             Telecopy:  (212) 632-8545

                                    FIRST OF AMERICA BANK - INDIANA


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 101 W. Ohio St., Ste. 1400
                                             Indianapolis, Indiana  46204
Commitment:  $10,000,000                     Attention: Chuck Mason
Percentage:   20%                            Telephone: (317) 767-6043
                                             Telecopy:  (317) 767-6026

                                    NATIONAL CITY BANK, INDIANA


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 101 W. Washington St. 200 East
                                             Indianapolis, Indiana  46255
Commitment:  $7,500,000                      Attention: Jim Wark
Percentage:   15%                            Telephone: (317) 267-7066
                                             Telecopy:  (317) 267-8899

                                    NATIONAL BANK OF CANADA


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 125 W. 55th Street, 23rd Floor
                                             New York, New York 10019
Commitment:  $10,000,000                     Attention: Joseph Triscoli
Percentage:   20%                            Telephone: (212) 632-8553
                                             Telecopy:  (212) 632-8545

                                    FIRST OF AMERICA BANK - INDIANA


                                    By:  /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Its:  Vice President
                                           -------------------------------------

                                    Address: 101 W. Ohio St., Ste. 1400
                                             Indianapolis, Indiana  46204
Commitment:  $10,000,000                     Attention: Chuck Mason
Percentage:   20%                            Telephone: (317) 767-6043
                                             Telecopy:  (317) 767-6026

                                    NATIONAL CITY BANK, INDIANA


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 101 W. Washington St. 200 East
                                             Indianapolis, Indiana  46255
Commitment:  $7,500,000                      Attention: Jim Wark
Percentage:   15%                            Telephone: (317) 267-7066
                                             Telecopy:  (317) 267-8899

                                    NATIONAL BANK OF CANADA


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 125 W. 55th Street, 23rd Floor
                                             New York, New York 10019
Commitment:  $10,000,000                     Attention: Joseph Triscoli
Percentage:   20%                            Telephone: (212) 632-8553
                                             Telecopy:  (212) 632-8545

                                    FIRST OF AMERICA BANK - INDIANA


                                    By:  /s/ [ILLEGIBLE]      [ILLEGIBLE]
                                       -----------------------------------------
                                       Its: AVP                  V.P.
                                           -------------------------------------

                                    Address: 101 W. Ohio St., Ste. 1400
                                             Indianapolis, Indiana  46204
Commitment:  $10,000,000                     Attention: Chuck Mason
Percentage:   20%                            Telephone: (317) 767-6043
                                             Telecopy:  (317) 767-6026

                                    NATIONAL CITY BANK, INDIANA


                                    By:
                                       -----------------------------------------
                                       Its:
                                           -------------------------------------

                                    Address: 101 W. Washington St. 200 East
                                             Indianapolis, Indiana  46255
Commitment:  $7,500,000                      Attention: Jim Wark
Percentage:   15%                            Telephone: (317) 267-7066
                                             Telecopy:  (317) 267-8899

                                    EXHIBIT A

                                 PROMISSORY NOTE

$__________                                                       July ___, 1997

            FOR VALUE RECEIVED, AMERICAN TRANS AIR, INC., an Indiana corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ____________________, a _______________ (the "Bank"), at the principal banking office of NBD Bank, N.A., a national banking association, in lawful money of the United States of America and in immediately available funds, the principal sum of __________ Million Dollars ($__,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Advances evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

            The Bank is hereby authorized by the Borrower to record on the schedule attached to this Note, or on its books and records, the date, amount and type of each Advance, the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Advances, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Note and the Credit Agreement.

            The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note; including attorneys' fees and expenses.

            This Note evidences one or more Advances made under a Credit Agreement, dated as of the date hereof (the "Credit Agreement"), by and among the Borrower, the banks (including the Bank) named therein and NBD Bank, N.A., as agent, to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Note.

            This Note is issued in exchange and substitution for certain promissory notes previously issued by the Borrower and evidences the same liabilities and obligations under such promissory notes and shall not be deemed a novation or satisfaction thereof. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.

                                 PROMISSORY NOTE

            This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                          AMERICAN TRANS AIR, INC.


                                          By:
                                             --------------------------------
                                          Its:
                                              -------------------------------

                                 PROMISSORY NOTE

                             Schedule to Note, dated
              ____________, 1997, made by American Trans Air, Inc.
                         in favor of __________________

                                       Principal
Trans-        Principal                  Amount      Principal
action        Amount of     Interest    Paid or       Balance      Notation
 Date           Loan          Rate      Prepaid     Outstanding    Made by
-----         ---------     --------   ---------    -----------    --------


                                 PROMISSORY NOTE

                                    EXHIBIT B

                                EXTENSION REQUEST

NBD Bank, N.A., as Agent                                   ______________, _____
One Indiana Square
Indianapolis, Indiana 46266

Attention: Scott C. Morrison

            This Extension Request is delivered to you in connection with
Section 2.18 of the Credit Agreement, dated as of ___________, 1997 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement"), among American Trans Air, Inc., Amtran, Inc., (collectively, the "Borrower"), the banks that are parties thereto and NBD Bank, N.A., as agent. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

            The Borrower hereby requests that the Termination Date be extended from April 1, 199_ to ______________, ______.

            IN WITNESS WHEREOF, the Borrower has caused this Extension Request to be executed and delivered by thereof duly authorized officer this ___ day of ____________, 19__.

                                          AMERICAN TRANS AIR, INC.


                                          By:
                                              -------------------------------
                                            Its:
                                                -----------------------------


                                          AMTRAN, INC.


                                          By:
                                              -------------------------------
                                            Its:
                                                -----------------------------

                                    EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement dated as of ___________, 1997 (the "Credit Agreement") among AMERICAN TRANS AIR, INC., (the "Borrower"), AMTRAN, INC. ("Amtran"), the banks party thereto (the "Banks"), NBD BANK, N.A., as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

            1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the amounts specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amounts of the Advances owing to the Assignee will be as set forth on Schedule 1.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, perfection, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.13 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Note or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

            5. Upon consent hereto by the Borrower and the Agent and such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                           ASSIGNMENT AND ACCEPTANCE

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                         [ASSIGNOR]


                                          By:
                                              -------------------------------
                                            Its:
                                                -----------------------------


                                         [ASSIGNEE]


                                          By:
                                              -------------------------------
                                            Its:
                                                -----------------------------

                                   SCHEDULE 1

                                 L-1011 Aircraft

The following aircraft:

                                              Manufacturer          U.S.
Manufacturer           Model                   Serial No.        Registry No.
------------           -----                   ----------        ------------

Lockheed            L-1011-385-1               193C-1052           N185AT
Lockheed            L-1011-385-1               193C-1057           N192AT
Lockheed            L-1011-385-1               193C-1071           N193AT
Lockheed            L-1011-385-1               193C-1074           N186AT
Lockheed            L-1011-385-1               193C-1081           N189AT
Lockheed            L-1011-385-1               193C-1084           N191AT
Lockheed            L-1011-50                  193C-1077           N187AT
Lockheed            L-1011-385-1               193C-1041           N197AT
Lockheed            L-1011-385-1               193C-1086           N190AT
Lockheed            L-1011-385-1               193B-1076           N196AT
Lockheed            L-1011-385-1               193P 1082           N197AT
Lockheed            L-1011-385-1               193C-1078           N188AT

                                   SCHEDULE 2

                                 L-1011 Engines

The following engines, each of said engines being 750 or more rated takeoff horsepower or its equivalent:

                                                         Manufacturer
Manufacturer                      Model                   Serial No.
------------                      -----                   ----------

Rolls Royce                   RB211-22B-02                  10353
Rolls Royce                   RB211-22B-02                  10279
Rolls Royce                   RB211-22B-02                  10259
Rolls Royce                   RB211-22B-02                  10254
Rolls Royce                   RB211-22B-02                  10238
Rolls Royce                   RB211-22B-02                  10383
Rolls Royce                   RB211-22B-02                  10354
Rolls Royce                   RB211-22B-02                  10341
Rolls Royce                   RB211-22B-02                  10362
Rolls Royce                   RB211-22B-02                  10236
Rolls Royce                   RB211-22B-02                  10255
Rolls Royce                   RB211-22B-02                  10347
Rolls Royce                   RB211-22B-02                  10251
Rolls Royce                   RB211-22B-02                  10208
Rolls Royce                   RB211-22B-02                  10286
Rolls Royce                   RB211-22B-02                  10331
Rolls Royce                   RB211-22B-02                  10260
Rolls Royce                   RB211-22B-02                  10258
Rolls Royce                   RB211-22B                     10219
Rolls Royce                   RB211-22B                     10274
Rolls Royce                   RB211-22B                     10323
Rolls Royce                   RB211-22B                     10319
Rolls Royce                   RB211-22B                     10357
Rolls Royce                   RB211-22B                     10561
Rolls Royce                   RB211-22B-02                  10311
Rolls Royce                   RB211-22B-02                  10273
Rolls Royce                   RB211-22B-02                  10358
Rolls Royce                   RB211-22B                     10348
Rolls Royce                   RB211-22B                     10349
Rolls Royce                   RB211-22B                     10351
Rolls Royce                   RB211-22B                     10503
Rolls Royce                   RB211-22B                     10300
Rolls Royce                   RB211-22B                     10466
Rolls Royce                   RB211-22B                     10335
Rolls Royce                   RB211-22B                     10235
Rolls Royce                   RB211-22B                     10394

                                Schedule 4.01(n)

      All indebtedness, obligations and liabilities currently outstanding under the Prior Credit Agreement.

                                  SCHEDULE 5.02

                             AMTRAN, INC. AFFILIATES

                                                          Date
                                                      Incorporated
                                                      ------------

American Trans Air, Inc.                                 9/24/73

Ambassadair Travel Club, Inc.                            7/29/82

ATA Vacations, Inc. (formerly Amber Tours, Inc.)         3/25/87

Amber Travel, Inc.                                       3/27/89

American Trans Air Training Corporation                  9/8/88

American Trans Air ExecuJet, Inc.                        4/21/89

Amber Air Freight Corporation                            6/3/91

Amber Holdings, Inc.                                     7/26/95

                                 SCHEDULE 5.09

                                      NONE

                                SCHEDULE 7.02(a)

EXCLUDED LIENS INCLUDE:

            1.    Midway Hangar leased from Chicago Airport Authority

            2.    Word System leased from Nichol Financial Service

            3. GDAS Aircraft scheduling system leased from General Dimensions Corp.

            4. Pre-delivery payments made pursuant to aircraft and engine Purchase Agreements

            5. Monthly credits available under 1994 Boeing Purchase Agreement and 1994 Rolls-Royce Purchase Agreement

            6. An existing lien on a Boeing 727 aircraft and related engines to NBD Bank, N.A., provided that the indebtedness secured thereby shall be paid in full on July 24, 1997 and such liens subsequently discharged.

 No increase in the amount secured by any of the above Liens shall be permitted.

                                Schedule 7.02(b)

            1.    Senior Unsecured Indenture.

                                  SCHEDULE 7.04

PERMITTED SALE LEASEBACK TRANSACTIONS:

            1. A sale leaseback of an existing Boeing 727 aircraft, provided that the proceeds thereof are used to pay in full any existing Lien on such aircraft and no Event of Default or Default exists or would be caused thereby under the Credit Agreement.

            2. Any other sale leaseback of any aircraft acquired after the Closing Date of the Credit Agreement provided that each of the following conditions is satisfied: (a) such sale leaseback is completed within 12 months after the date of the acquisition of such aircraft, (b) no Default or Event of Default exists under the Credit Agreement or would be caused thereby and (c) after giving effect to such sale leaseback, the book value of the assets of Amtran not subject to any Lien (other than liens described in clauses (i) through (iv), (xiii) and (xvi) of the definition of "Permitted Liens" contained in the Senior Unsecured Indenture) would not be less than $150,000,000.